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                                                                    Exhibit 10.1

                                 LOAN AGREEMENT

                                     BETWEEN

                  SCOTT CABLE COMMUNICATIONS, INC. ("BORROWER")

                                       and

                      FINOVA CAPITAL CORPORATION ("LENDER")


                             Dated December 18, 1996


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                                TABLE OF CONTENTS

PRELIMINARY STATEMENT........................................................  1

ARTICLE I....................................................................  1

DEFINITIONS AND DETERMINATIONS...............................................  1
      1.1   Definitions......................................................  1
      1.2   Time Periods..................................................... 17
      1.3   Accounting Terms and Determinations.............................. 17
      1.4   References....................................................... 17
      1.5   Lender's or Agent's Discretion................................... 17
      1.6   Borrower's Knowledge............................................. 18

ARTICLE II................................................................... 18

LOANS AND TERMS OF PAYMENT................................................... 18
      2.1   Term Loan........................................................ 18
            2.1.1 Amount and Disbursement.................................... 18
            2.1.2 Use of Proceeds............................................ 18
            2.1.3 Term Note.................................................. 18
            2.1.4 Reborrowing................................................ 18
      2.2   Revolving Loan................................................... 18
            2.2.1 Amount and Disbursement.................................... 18
            2.2.2 Reductions in Revolving Loan Commitment; Termination....... 18
            2.2.3 Conditions of Disbursements................................ 18
            2.2.4 Use of Proceeds............................................ 19
            2.2.5 Revolving Note............................................. 19
            2.2.6 Reborrowing................................................ 19
      2.3   Interest......................................................... 19
            2.3.1 Interest Rate.............................................. 19
            2.3.2 Default Rate............................................... 19
            2.3.3 Interest Computation....................................... 19
            2.3.4 Maximum Interest........................................... 19
      2.4   Principal and Interest Payments.................................. 20
            2.4.1 Interest................................................... 21
            2.4.2 Principal.................................................. 21
      2.5   Late Charges..................................................... 21
      2.6   Loan Fee......................................................... 21
      2.7   Prepayments...................................................... 21
            2.7.1 Voluntary Prepayments of the Term Loan..................... 22
            2.7.2  Mandatory Prepayments of the Loans........................ 22
            2.7.3  Prepayment Premium........................................ 23
            2.7.4  No Prepayment Premium..................................... 23


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      2.8   Payments after Event of Default.................................. 24
      2.9   Method of Payment; Good Funds.................................... 24

ARTICLE III.................................................................. 24

SECURITY..................................................................... 24

ARTICLE IV................................................................... 24

CONDITIONS OF CLOSING........................................................ 24
      4.1   Representations and Warranties................................... 24
      4.2   Confirmation..................................................... 24
      4.3   Minimum Operating Cash Flow of the System........................ 24
      4.4   Appraisal........................................................ 24
      4.5   Cash Equivalents................................................. 24
      4.6   Subscribers...................................................... 25
      4.7   Delivery of Documents............................................ 25
      4.8   Performance; No Default.......................................... 26
      4.9   Opinions of Counsel; Direction for Delivery...................... 26
      4.10  Approval of Instruments and Security Interests................... 26
      4.11  Security Interests............................................... 26
      4.12  Environmental Audit.............................................. 26
      4.13  Franchises and Licenses.......................................... 26
      4.14  Financial Statements, Reports and Projections.................... 27
      4.15  Material Adverse Change.......................................... 27
      4.16  Use of Assets.................................................... 27
      4.17  Broker Fees...................................................... 27
      4.18  Insurance........................................................ 27
      4.19  Indebtedness to be Refinanced.................................... 27
      4.20  Payment of Fees and Expenses..................................... 27

ARTICLE V.................................................................... 28

REPRESENTATIONS AND WARRANTIES............................................... 28
      5.1   Existence and Power.............................................. 28
      5.2   Authority........................................................ 28
      5.3   Borrower Capital Stock, Subsidiaries and Related Matters......... 28
            5.3.1 Borrower Capital Stock..................................... 28
            5.3.2 Subsidiaries............................................... 28
            5.3.3 Restrictions............................................... 28
      5.4   Binding Agreements............................................... 29
      5.5   Business and Property of Borrower................................ 29
            5.5.1  Business and Property..................................... 29
            5.5.2  Licenses and Franchises................................... 29
            5.5.3  Operating Agreements...................................... 29
            5.5.4  Facility Sites............................................ 29
            5.5.5  Leases.................................................... 29


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            5.5.6  Real Estate............................................... 30
            5.5.7  Operation and Maintenance of Equipment.................... 30
            5.5.8  Ordinances................................................ 30
            5.5.9  Indebtedness to be Refinanced............................. 30
            5.5.10  Subordinated Indebtedness................................ 30
      5.6   Title to Property; Liens......................................... 30
      5.7   Projections and Financial Statements............................. 30
            5.7.1  Financial Statements...................................... 30
            5.7.2  Projections............................................... 31
      5.8   Litigation....................................................... 31
      5.9   Defaults in Other Agreements; Consents; Conflicting Agreements... 31
      5.10  Taxes............................................................ 31
      5.11  Compliance with Applicable Laws.................................. 32
      5.12  Patents, Trademarks, Franchises, Agreements...................... 32
      5.13  FCC and Copyright Matters........................................ 32
      5.14  Environmental Matters............................................ 32
      5.15  Application of Certain Laws and Regulations...................... 33
            5.15.1  Investment Company Act................................... 33
            5.15.2  Holding Company Act...................................... 33
            5.15.3  Foreign or Enemy Status.................................. 33
            5.15.4  Regulations as to Borrowing.............................. 33
      5.16  Margin Regulations............................................... 33
      5.17  Other Indebtedness............................................... 33
      5.18  No Misrepresentation............................................. 33
      5.19  Employee Benefit Plans........................................... 34
            5.19.1  No Other Plans........................................... 34
            5.19.2  ERISA and Code Compliance and Liability.................. 34
            5.19.3  Funding.................................................. 34
            5.19.4  Prohibited Transactions and Payments..................... 34
            5.19.5  No Termination Event..................................... 34
            5.19.6  ERISA Litigation......................................... 34
      5.20  Employee Matters................................................. 35
            5.20.1  Collective Bargaining Agreements; Grievances............. 35
            5.20.2  Claims Relating to Employment............................ 35
      5.21  Burdensome Obligations........................................... 35
      5.22  Dwelling Units; Passes; Channel Capacity......................... 35
      5.23  Subscribers...................................................... 35

ARTICLE VI................................................................... 35

AFFIRMATIVE COVENANTS........................................................ 35
      6.1   Legal Existence; Good Standing................................... 36
      6.2   Inspection....................................................... 36
      6.3   Financial Statements and Other Information....................... 36
            6.3.1  Monthly Statements........................................ 36
            6.3.2  Quarterly Certifications.................................. 36
            6.3.3  Annual Statements......................................... 36


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            6.3.4   Compliance Certificates.................................. 37
            6.3.5   Accountants' Certificate................................. 37
            6.3.6   Audit Reports............................................ 37
            6.3.7   Business Plans........................................... 37
            6.3.8   ......................................................... 37
            6.3.9   Notice of Suits, Adverse Events.......................... 38
            6.3.10  Reports to Shareholders, Creditors and
                    Governmental Bodies ..................................... 38
            6.3.11  ERISA Notices and Requests............................... 38
            6.3.12  Other Information........................................ 39
      6.4   Reports to Governmental Bodies and Other Persons................. 40
      6.5   Maintenance of Licenses, Franchises and Other Agreements......... 40
      6.6   Insurance........................................................ 40
            6.6.1  Maintenance of Insurance.................................. 40
            6.6.2  Claims and Proceeds....................................... 40
      6.7   Future Leases.................................................... 41
      6.8   Future Acquisitions of Real Property............................. 41
      6.9   Environmental Matters............................................ 41
            6.9.1  Compliance................................................ 41
            6.9.2  Certification............................................. 42
            6.9.3  Environmental Audit....................................... 42
      6.10  Compliance with Laws............................................. 42
      6.11  Taxes and Claims................................................. 42
      6.12  Maintenance of Properties........................................ 42
      6.13  Governmental Approvals........................................... 42
      6.14  Future Franchise Agreements...................................... 42

ARTICLE VII.................................................................. 43

NEGATIVE COVENANTS........................................................... 43
      7.1   Borrowing........................................................ 43
      7.2   Liens............................................................ 43
      7.3   Merger and Acquisition........................................... 43
      7.4   Contingent Liabilities........................................... 43
      7.5   Distributions.................................................... 43
      7.6   Capital Expenditures............................................. 43
      7.7   Payments of Indebtedness for Borrowed Money...................... 44
      7.8   Obligations as Lessee Under Operating Leases..................... 44
      7.9   Investments, Loans............................................... 44
      7.10  Fundamental Business Changes..................................... 44
      7.11  Facility Sites................................................... 44
      7.12  Sale or Transfer of Assets....................................... 45
      7.13  Amendment of Documents........................................... 45
      7.14  Acquisition of Additional Properties............................. 45
      7.15  Issuance of Equity Interests..................................... 45
      7.16  Transactions with Affiliates..................................... 45
      7.17  Compliance with ERISA............................................ 45
      7.18................................................................... 46


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      7.19  Fixed Charge Coverage............................................ 47
      7.20  Debt Service Coverage............................................ 47

ARTICLE VIII................................................................. 48

DEFAULT AND REMEDIES......................................................... 48
      8.1   Events of Default................................................ 48
            8.1.1  Default in Payment........................................ 48
            8.1.2  Breach of Covenants....................................... 48
            8.1.3  Breach of Warranty........................................ 49
            8.1.4  Default Under Other Indebtedness for Borrowed Money ...... 49
            8.1.5  Bankruptcy................................................ 49
            8.1.6  Judgments................................................. 49
            8.1.7  Impairment of Licenses; Other Agreements.................. 49
            8.1.8  Collateral................................................ 50
            8.1.9  Interruption of Operations................................ 50
            8.1.10  Plans.................................................... 50
            8.1.11  Change in Management..................................... 50
      8.2   Acceleration of Borrower's Obligations........................... 50
      8.3   Remedies on Default.............................................. 51
            8.3.1  Enforcement of Security Interests......................... 51
            8.3.2  Other Remedies............................................ 51
      8.4   Application of Funds............................................. 51
            8.4.1  Expenses.................................................. 51
            8.4.2  Borrower's Obligations.................................... 51
            8.4.3  Surplus................................................... 51
      8.5   Performance of Borrower's Obligations............................ 51

ARTICLE IX................................................................... 52

ADDITIONAL LENDERS AND PARTICIPANTS.......................................... 52
      9.1   Assignment to Other Lenders...................................... 52
            9.1.1  Assignment................................................ 52
            9.1.2  Effect of Loan Assignment................................. 52
            9.1.3  Substitution of Notes..................................... 52
            9.1.4  Inspections............................................... 52
      9.2   Participations................................................... 53
      9.3   Appointment and Function of Agent................................ 53
      9.4   Set Off and Sharing of Payments.................................. 53
      9.5   Lenders' Decisions............................................... 53

ARTICLE X.................................................................... 54

CLOSING...................................................................... 54

ARTICLE XI................................................................... 54


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EXPENSES AND INDEMNITY....................................................... 54
      11.1  Attorneys' Fees and Other Fees and Expenses...................... 54
            11.1.1  Fees and Expenses for Preparation of Loan Instruments.... 54
            11.1.2  Fees and Expenses in Enforcement of Rights or
                    Defense of Loan Instruments.............................. 54
      11.2  Indemnity........................................................ 54
            11.2.1  Brokerage Fees........................................... 55
            11.2.2  General.................................................. 55
            11.2.3  Operation of Collateral; Joint Venturers................. 55
            11.2.4  Environmental Indemnity.................................. 55

ARTICLE XII.................................................................. 55

MISCELLANEOUS................................................................ 55
      12.1  Notices.......................................................... 55
      12.2  Survival of Loan Agreement; Indemnities.......................... 57
      12.3  Further Assurance................................................ 57
      12.4  Taxes and Fees................................................... 57
      12.5  Severability..................................................... 57
      12.6  Waiver........................................................... 57
      12.7  Modification of Loan Instruments................................. 58
      12.8  Captions......................................................... 58
      12.9  Successors and Assigns........................................... 58
      12.10  Remedies Cumulative............................................. 58
      12.11  Entire Agreement; Conflict...................................... 58
      12.12  APPLICABLE LAW.................................................. 58
      12.13  JURISDICTION AND VENUE.......................................... 58
      12.14  WAIVER OF RIGHT TO JURY TRIAL................................... 59
      12.15  TIME OF ESSENCE................................................. 59
      12.16  Estoppel Certificate............................................ 59
      12.17  Consequential Damages........................................... 60
      12.18  Counterparts.................................................... 60
      12.19  No Fiduciary Relationship....................................... 60
      12.20  Notice of Breach by Agent and Lenders........................... 60
      12.21  Governmental Approval........................................... 60


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                                 LOAN AGREEMENT

      This LOAN AGREEMENT, dated as of December 18, 1996, is between SCOTT CABLE COMMUNICATIONS, INC., a Texas corporation ("Borrower"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), in its individual capacity and as agent for all Lenders (this and all other capitalized terms used herein are defined in Section 1.1 below).

                             PRELIMINARY STATEMENT:

      A. Borrower is a reorganized debtor under the Bankruptcy Code pursuant to the Plan of Reorganization confirmed by the Bankruptcy Court on December 6, 1996.

      B. Borrower desires to borrow funds from FINOVA, which funds shall be used
(i) to make the payments to Borrower's creditors contemplated by the Plan of Reorganization, (ii) to make capital expenditures in connection with the expansion and improvement of the System, (iii) to pay transaction costs and (iv) for working capital.

      C. FINOVA has agreed to make the Loans upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, it is agreed as follows:

                                    ARTICLE I

                         DEFINITIONS AND DETERMINATIONS

        1.1 Definitions. As used in this Loan Agreement and in the other Loan Instruments, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of the terms defined):

            Accountants: Deloitte & Touche or any other independent certified public accounting firm selected by Borrower and reasonably satisfactory to Lenders.

            Accounting Changes: as defined in Section 1.3.

            Accounts Decrease: for any period, the excess of the Eligible Accounts at the beginning of such period over the Eligible Accounts at the end of such period.

            Accounts Increase: for any period, the excess of Eligible Accounts at the end of such period over the Eligible Accounts at the beginning of such period.


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            ADA: the Americans with Disabilities Act of 1990, as amended, any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

            Additional Sums: as defined in subsection 2.3.4.

            Affiliate: any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or equity interests, by contract or otherwise. For the purposes hereof (i) any Person which owns or controls, directly or indirectly, 25% or more of the securities or equity interests, as applicable, whether voting or non-voting, of any other Person shall be deemed to "control" such Person and (ii) Scott Management and Bruce A. Armstrong shall be deemed to be an Affiliate of Borrower.

            Agent: FINOVA, as agent for all Lenders.

            Amended and Restated Articles of Incorporation: the Amended and Restated Articles of Incorporation of Borrower filed with the Secretary of State of Texas on December 12, 1996.

            Applicable Margin: shall have the meaning assigned to that term in subsection 2.3.1.

            Assignee: any Person to whom a Loan Assignment is made in compliance with the provisions of subsection 9.1.1.

            Assignment of Leases: a collateral assignment of leases executed by Borrower in favor of Agent.

            Assignment of Management Agreement: a collateral assignment of the Management Agreement executed by Borrower in favor of Agent and acknowledged by Scott Management.

            Bankruptcy Code: the United States Bankruptcy Code, any successor statute thereto, and the rules, regulations and legally binding policies promulgated thereunder, as amended and in effect from time to time.

            Bankruptcy Court: the United States Bankruptcy Court for the District of Delaware.

            Base Rate: the per annum rate of interest announced or published publicly from time to time by Citibank, N.A. in New York, New York as its corporate base (or equivalent) rate of interest, which rate shall change automatically without notice and simultaneously with each change in such corporate base rate. The Base Rate is


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      a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by Citibank, N.A. in New York, New York.

            Basic Financial Statements: as defined in subsection 6.3.3.

            Borrower: has the meaning assigned to that term in the Preamble to this Loan Agreement.

            Borrower Capital Stock: all of the issued and outstanding capital stock of Borrower and all warrants, options and other rights to purchase capital stock of Borrower.

            Borrower's Obligations: (i) any and all Indebtedness due or to become due, now existing or hereafter arising, of Borrower to Lenders and/or Agent, including, without limitation, the Loan Fee, pursuant to the terms of this Loan Agreement or any other Loan Instrument and (ii) the performance of the covenants of Borrower contained in the Loan Instruments.

            Business Day: any day other than a Saturday, Sunday or other day on which banks in Phoenix, Arizona are required to close.

            Cable Act: the Cable Communication Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, the Telecommunications Act of 1996, any successor statute thereto, and the rules, regulations and legally binding policies of the FCC promulgated thereunder, as amended and in effect from time to time.

            Cable Business: the business and operations involving the provision of broadband telecommunications networks through a cable system facility, consisting of a set of closed transmission paths and associated signal generation, reception and control equipment, to multiple subscribers within a community pursuant to a Franchise issued by a Franchisor, unless such Franchise is not legally required and other telecommunications businesses and activities generally engaged in by operators of cable television systems.

            Cable Statutes and Regulations: the Communications Act, the Cable Act and the Ordinances.

            Capital Expenditures: payments that are made or liabilities that are incurred by Borrower for the lease, purchase, improvement, construction or use of any Property, the value or cost of which under GAAP is required to be capitalized and appears on Borrower's balance sheet in the category of property, plant or equipment, without regard to the manner in which such payments or the instruments pursuant to which they are made are characterized by Borrower or any other Person.

            Capitalized Lease: any lease of Property, the obligations for the rental of which are required to be capitalized in accordance with GAAP.


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            Cash Equivalents: the aggregate of Borrower's (i) cash on hand or in any bank or trust company, and checks on hand and in transit, (ii) monies on deposit in any money market account, and (iii) treasury bills, certificates of deposit, commercial paper and readily marketable securities at current market value having, in each instance, a maturity of not more than 180 days.

            Chief Financial Officer: the chief financial officer of Borrower, who shall be a duly elected officer of Borrower.

            Class A Stock: the Class A Common Stock of Borrower.

            Class C Stock: the Class C Common Stock of Borrower.

            Closing: the disbursement of the Term Loan.

            Closing Certificate: a Closing Certificate executed by Borrower to Agent.

            Closing Date: the date of the Closing.

            Code: the Internal Revenue Code of 1986, any successor statute thereto, and the rules, regulations and legally binding policies promulgated thereunder, as amended and in effect from time to time.

            Collateral: (i) all existing and after-acquired Property of Borrower, including without limitation all of Borrower's existing and after-acquired accounts, goods, equipment, inventory, fixtures, general intangibles, instruments, chattel paper, documents, money, deposit accounts and investment property, (ii) the Borrower Capital Stock and
      (iii) all proceeds of the foregoing.

            Communications Act: the Communications Act of 1934, any successor statute thereto, and the rules, regulations and legally binding policies of the FCC promulgated thereunder, as amended and in effect from time to time.

            Compliance Certificate: a Compliance Certificate executed by Borrower in the form of Exhibit 1.1A attached hereto.

            Confirmation Order: a final order of the Bankruptcy Court not subject to review or appeal confirming the Plan of Reorganization.

            Debt/Cash Flow Ratio: the ratio of the Principal Balance as of the last day of any quarter to Operating Cash Flow for the four quarter period ending on such day.

            Debt Service: during any period, all cash payments of principal, interest, premium, loan fees and other charges with respect to Indebtedness for Borrowed Money (other than principal payments on the Revolving Loan, the Loan Fee, fees paid to Donaldson, Lufkin & Jenrette and the restructuring fee paid to the holders of certain debentures issued by Borrower), which payments are required or permitted to


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      be made pursuant to this Loan Agreement and are due and payable during such period.

            Default Rate: a per annum rate equal to the applicable Base Rate plus the Applicable Margin plus 2.0% per annum.

            Default Rate Period: a period of time commencing on the date that an Event of Default has occurred and ending on the date that such Event of Default is cured or waived.

            Eligible Accounts: at any given time, the aggregate of the face amount of the accounts receivable of Borrower not over 60 days past due, net of applicable reserves with respect to such accounts.

            Employee Benefit Plan: any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of Borrower or any ERISA Affiliate or (ii) has at any time within the preceding six years been maintained for the employees of Borrower or any ERISA Affiliate.

            Environmental Audit: (i) a Phase I audit report with respect to a parcel of real estate and such other studies and reports as Agent deems necessary after review of the results of such Phase I audit report, including, if required by Agent, soil and ground water tests, each such report and study to be in form and content and issued by Persons acceptable to Agent and (ii) a letter from each Person issuing each such report or study entitling Lenders to rely thereon.

            Environmental Certificate: an Environmental Certificate executed by Borrower to Agent.

            Environmental Compliance Certificate: an Environmental Compliance Certificate in the form of Exhibit 1.1B.

            Environmental Laws: any and all federal, state and local laws that relate to or impose liability or standards of conduct concerning public or occupational health and safety or protection of the environment, as now or hereafter in effect and as have been or hereafter may be amended or reauthorized, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C ss.9601 et seq.), the Hazardous Materials Transportation Act (42 U.S.C. ss.1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), the Clean Air Act (42 U.S.C. ss.7901 et seq.), the National Environmental Policy Act (42 U.S.C. ss.4231, et seq.), the Refuse Act (33 U.S.C. ss.407, et seq.), the Safe Drinking Water Act (42 U.S.C. ss.300(f) et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.), and all rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder, and the provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

            ERISA: the Employee Retirement Income Security Act of 1974, and any successor statute thereto, and the rules, regulations and legally binding policies promulgated thereunder, as amended and in effect from time to time.

            ERISA Affiliate: any Person who is a member of a group which is under common control with Borrower, who together with Borrower is treated as a single employer within the meaning of Section 414(b), (c) and (m) of the Code.

            Event of Default: any of the Events of Default set forth in Section 8.1.

            Excess Cash Flow: for any period, (i) the Operating Cash Flow for such period, (ii) plus the Accounts Decrease, if any, for such period and
      (iii) minus (without duplication) the sum of the following for such period: (A) Debt Service actually paid during such period, (B) amounts actually paid by Borrower during such period with respect to Capital Expenditures permitted pursuant to Section 7.6, whether or not such Capital Expenditures were deemed to be made during such period and (C) the Accounts Increase, if any, for such period.

            Excess Interest: as defined in subsection 2.3.4.

            FCC: the Federal Communications Commission or any Governmental Body succeeding to its functions.

            FCC License: an authorization, or renewal thereof, whether in the form of a license, permit, certificate or otherwise, issued by the FCC authorizing the construction and/or operation of facilities using the radio, television, microwave or other frequencies under the licensing control of the FCC pursuant to the Communications Act or Cable Act, including but not limited to cable television relay service stations, earth stations or business radio facilities.

            FINOVA: has the meaning assigned to that term in the Preamble to this Loan Agreement.

            Franchise: an authorization, or renewal thereof, whether in the form of a franchise, permit, license, resolution, contract, certificate, agreement or otherwise, issued by a Franchisor authorizing the construction and/or operation of a cable system.

            Franchise Agreement: any agreement pursuant to which a Franchise is granted to Borrower.

            Franchisor: any Governmental Body empowered by federal, state or local law to grant a Franchise.

            Franchisor Consents: the consent of or notice to each applicable Franchisor to the grant by Borrower to Agent of a Lien on the interest of Borrower in all

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      Franchise Agreements between such Franchisor and Borrower required by the terms of such Franchise Agreement or applicable law.

            Funding Date: the date of disbursement of an advance of the Revolving Loan.

            GAAP: generally accepted accounting principles as in effect from time to time, which shall include but shall not be limited to the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

            Good Funds: United States Dollars available in Federal funds to (i) FINOVA at or before 2:00 p.m., Phoenix time, on a Business Day and (ii) any other Lender at the place and at or before the time designated in the written direction delivered by such Lender to Borrower pursuant to clause
      (ii) of Section 2.9.

            Governmental Body: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

            Hazardous Materials: any hazardous, toxic, dangerous or other waste, substance or material defined as such in, regulated by or for purposes of any Environmental Law.

            Incipient Default: any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

            Indebtedness: all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication: (i) Indebtedness for Borrowed Money, (ii) obligations secured by any Lien upon Property, (iii) guaranties, letters of credit and other contingent obligations and (iv) liabilities in respect of unfunded vested benefits under any Pension Plan or in respect of withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to any Multiemployer Plan.

            Indebtedness for Borrowed Money: without duplication, all Indebtedness (i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of Borrower's Obligations, Permitted Senior Indebtedness and Subordinated Indebtedness), (iii) in respect of rent or hire of Property under Capitalized Leases or for the deferred purchase price of Property, (iv) in respect of obligations under conditional sales or other title retention agreements and (v) all guaranties of any or all of the foregoing.

            Indebtedness to be Refinanced: the Indebtedness for Borrowed Money of Borrower to be repaid on the closing date pursuant to the Plan of Reorganization.

            Landlord: a lessor under a lease of real property.

            Landlord Consent and Waiver: a landlord consent and waiver in favor of Agent executed by the Landlord under each Lease.

            Lease: any lease of real estate under which Borrower is the lessee.

            Leasehold Property: any real estate which is the subject of a Lease.

            Lender Addition Agreement: an agreement executed by a Lender and an Assignee in connection with a Loan Assignment.

            Lenders: FINOVA and each Assignee.

            Lenders' Decisions: all determinations to be made by Lenders pursuant to the terms of the Loan Instruments, including, without limitation, any amendment or modification of any of the Loan Instruments, determinations with respect to the declaration of Events of Default and acceleration of Borrower's Obligations or any other obligation of any Obligor, waivers of affirmative or negative covenants or other provisions of the Loan Instruments, advancement of funds pursuant to any of the Loan Instruments or the exercise of any rights or remedies granted to Lenders or Agent pursuant to the terms of any of the Loan Instruments.

            Licenses: all licenses, permits, consents, approvals and authority, other than Franchises, issued by any Governmental Body in connection with the operation of the System, including, without limitation, any applicable FCC License.

            Lien: any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement.

            Loan Agreement: this Loan Agreement and any amendments or supplements hereto.

            Loan Assignment: the assignment by a Lender of (i) any portion of such Lender's interest in Borrower's Obligations and (ii) any of such Lender's other rights under any of the Loan Instruments.

            Loan Fee: the fee to be paid by Borrower to FINOVA in accordance with Section 2.6.

            Loan Instruments:

                  (i)    Loan Agreement;

                  (ii)   Notes;

                  (iii)  Subordination Agreement;

                  (iv)   Security Instruments;

                  (v)    Closing Certificate;

                  (vi)   Solvency Certificate;

                  (vii)  Environmental Certificate;

                  (viii) Uniform Commercial Code financing statements filed in connection with the Closing; and

                  (ix) other instruments and documents as Agent reasonably may require in connection with the transactions contemplated by this Loan Agreement.

            Loans: collectively, the Term Loan and the Revolving Loan.

            Loan Year: a period of time from the Closing Date or any anniversary of the Closing Date to the immediately succeeding anniversary of the Closing Date.

            Management Agreement: the Management Agreement dated as of December 18, 1996 between Borrower and Scott Management.

            Material Adverse Effect: (i) a material adverse effect upon the business, operations, Property, profits or condition (financial or otherwise) of Borrower or upon the validity, enforceability or priority of the Security Interests or (ii) a material impairment of the ability of Borrower to perform its obligations under any Loan Instrument to which it is a party or of Agent or any Lender to enforce or collect any of Borrower's Obligations.

            Maturity Date: the earlier of (i) January 2, 2002 or (ii) or the date on which Borrower's Obligations are accelerated pursuant to this Loan Agreement.

            Maximum Rate: as defined in subsection 2.3.4.

            Maximum Revolving Loan Commitment: $10,000,000 less all reductions in the Revolving Loan Commitment required by subsection 2.2.2.

            Mortgages: a mortgage on each parcel of Real Property executed by Borrower in favor of Agent.

            Multiemployer Plan: any multiemployer plan as defined pursuant to
      Section 3(37) of ERISA to which Borrower or any ERISA Affiliate makes, or accrues an obligation to make contributions, or has made, or been obligated to make, contributions within the preceding six years.

            Net Sale Proceeds: the gross proceeds payable to Borrower in connection with any Permitted Asset Sale, less all reasonable, customary and documented costs and expenses of such Permitted Asset Sale.

            New Restructured Second Secured Indenture: the Indenture of even date herewith between Borrower and the New Second PIK Note Indenture Trustee.

            New Restructured Second Secured PIK Instruments: the New Restructured Second Secured Indenture, the New Restructured Second Secured PIK Notes and all other documents and instruments executed in connection with the Indebtedness evidenced thereby.

            New Restructured Second Secured PIK Notes: as defined in the Plan of Reorganization.

            New Restructured Third Secured Indenture: the Indenture of even date herewith between Borrower and the New Third PIK Note Indenture Trustee.

            New Restructured Third Secured PIK Instruments: the New Restructured Third Secured Indenture, the New Restructured Third Secured PIK Notes and all other documents and instruments executed in connection with the Indebtedness evidenced thereby.

            New Restructured Third Secured PIK Notes: as defined in the Plan of Reorganization.

            New Second PIK Note Indenture Trustee: Fleet National Bank, a national banking association.

            New Third PIK Note Indenture Trustee: Fleet National Bank, a national banking association.

            Notes: collectively, the Term Note and the Revolving Note.

            Obligor: any of the Obligors.

            Obligors: collectively, Borrower and the Shareholders.

            Operating Agreements: all right-of-entry agreements, access agreements, advertising revenue contracts, equipment leases, video programming distribution agreements, Pole Attachment Agreements, and similar agreements relating to the operation of the Cable Business of Borrower, excluding the Franchise Agreements and the Leases.

            Operating Cash Flow: for any period, the net income of Borrower for such period:

                  (i) plus the sum of the following (without duplication), to the extent deducted in determining net income of Borrower for such period:

                        (A) losses from sales, exchanges and other dispositions
                  of Property not in the ordinary course of business;

                        (B) interest, fees and other charges paid or accrued on
                  Indebtedness, including, without limitation, interest on Capitalized Leases that is imputed in accordance with GAAP;

                        (C) depreciation and amortization;

                        (D) income taxes which are accrued, but not paid, during
                  such period;

                        (E) extraordinary and non-recurring losses not in the
                  ordinary course of business;

                        (F) casualty losses;

                        (G) for the years 1996 and 1997, the Restructuring
                  Expenses for each such year; and

                        (H) any other non-cash item deducted in determining such
                  net income; and

                  (ii) minus the sum of the following (without duplication), to the extent included in determining net income for such period:

                        (A) gains from sales, exchanges and other dispositions
                  of Property not in the ordinary course of business; and

                        (B) proceeds of any insurance other than business
                  interruption insurance.

            Operating Lease: any lease (other than Pole Attachment Agreements) which, under GAAP, is not required to be capitalized.

            Ordinances: the statutes, laws, rules, regulations, resolutions and ordinances, as amended and in effect from time to time, pursuant to which a Franchise may be granted.

            Participant: any Person to which a Lender sells or assigns a Participation.

            Participation: a sale or an assignment by a Lender of a participating interest in (i) any portion of such Lender's interest in Borrower's Obligations and (ii) any of such Lender's rights under any of the Loan Instruments.

            Pay-Off Letter: a pay-off letter addressed to Agent from the holders of the Indebtedness to be Refinanced.

            PBGC: the Pension Benefit Guaranty Corporation or any Governmental Body succeeding to the functions thereof.

            Pension Plan: any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code and which (i) is maintained for employees of Borrower or any ERISA Affiliate, or (ii) has at any time within the preceding six years been maintained for the employees of Borrower or any ERISA Affiliates.

            Permitted Asset Sale: any bona fide sale of any Property of Borrower in an arm's length transaction to a Person who is not an Affiliate of Borrower, except to the extent permitted by Section 7.16, provided that
      (i) the gross proceeds payable to Borrower in connection therewith are (A) not less than the fair market value of such Property determined in a manner reasonably satisfactory to Lenders and (B) payable solely in cash and (ii) all documents and instruments executed by Borrower in connection therewith are in form and substance reasonably satisfactory to Lenders.

            Permitted Liens: any of the following Liens:

                  (i)   the Security Interests;

                  (ii)  the Permitted Senior Indebtedness Liens;

                  (iii) Liens for taxes or assessments and similar charges,
                        which either are (A) not delinquent or (B) being contested diligently and in good faith by appropriate proceedings, and as to which the Borrower has set aside reserves on its books which are reasonably satisfactory to Agent;

                  (iv) statutory Liens, such as mechanic's, materialman's, warehouseman's, carrier's or other like Liens, incurred in good faith in the ordinary course of business, provided that the underlying obligations relating to such Liens are paid in the ordinary course of business, or are being contested diligently and in good faith by appropriate proceedings and as to which Borrower has set aside reserves on its books reasonably satisfactory to Agent, or the payment of which obligations are otherwise secured in a manner reasonably satisfactory to Agent;

                  (v) zoning ordinances, easements, licenses, reservations, provisions, covenants, conditions, waivers or restrictions on the use of Property and other title exceptions, in each case, that are reasonably acceptable to Agent;

                  (vi) Liens in respect of judgments or awards with respect to which no Event of Default would exist pursuant to subsection 8.1.6;

                  (vii) Liens to secure payment of insurance premiums (A) to be paid in accordance with applicable laws in the ordinary course of business relating to payment of worker's compensation, or (B) that are required for the participation in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs; and

                  (viii) the Subordinated Liens.

            Permitted Prior Liens: any of the following Liens:

                  (i)    the Permitted Senior Indebtedness Liens;

                  (ii) the Permitted Liens described in clauses (iii) and (iv) of the definition of Permitted Liens that are accorded priority to the Security Interests by law; and

                  (iii) the Permitted Liens described in clauses (v) and (vii) of the definition of Permitted Liens, subject to the limitations set forth therein.

            Permitted Senior Indebtedness: Indebtedness, other than Borrower's Obligations, incurred to purchase tangible personal property or Indebtedness incurred to lease tangible personal property pursuant to Capitalized Leases, provided that (i) such Indebtedness existing as of the Closing Date shall not exceed $50,000, (ii) during any Loan Year after the Closing Date the amount of such Indebtedness at any one time outstanding during such Loan Year shall not exceed $100,000, and (iii) no Event of Default exists at the time or will be caused as a result of the incurrence of any Indebtedness described in clause (ii).

            Permitted Senior Indebtedness Liens: Liens that secure Permitted Senior Indebtedness, provided that each such Lien attaches only to the Property purchased or leased with the proceeds of the Permitted Senior Indebtedness incurred with respect to such Property.

            Person: any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

            Plan of Reorganization: Debtors' Second Amended Joint Plan of Reorganization dated October 31, 1996, as amended or modified, in Case No. 96-166 (PJW) (Jointly Administered) filed with the Bankruptcy Court.

            Pledge Agreement: a pledge agreement with respect to the Borrower Capital Stock executed and delivered by the Shareholders in favor of Agent.

            Pole Attachment Agreement: any agreement, whether now in existence or hereafter created, between Borrower and a municipality or public or private utility company pursuant to which Borrower is permitted to use the utility poles, trenches or easements of such public utility on which to string or in which to bury the coaxial, fiber optic or other cable used to operate any portion of the System.

            Pole Attachment Authority: any Person who has entered into a Pole Attachment Agreement with Borrower.

            Principal Balance: the unpaid principal balance of the Loans or any specified portion thereof outstanding from time to time.

            Property: all types of real, personal or mixed property and all types of tangible or intangible property.

            Qualified Depository: a member bank of the Federal Reserve System having a combined capital and surplus of at least $100,000,000.

            Real Property: all interests in real estate owned by Borrower other than the Leasehold Property.

            Restructuring Expenses: all fees, costs and expenses incurred in connection with the restructuring and refinancing of Borrower's Indebtedness, including but not limited to the fees, costs and expenses attributable to the registration of the Class A Stock under the Securities Exchange Act of 1934.

            Revolving Loan: the revolving loan to be made by Lenders to Borrower pursuant to Section 2.2.

            Revolving Loan Commitment: the commitment of Lenders to make the Revolving Loan.

            Revolving Note: a promissory note in the principal amount of $10,000,000 executed and delivered by Borrower to FINOVA to evidence the Revolving Loan, and any notes issued in substitution therefor pursuant to subsection 9.1.3.

            Scott Management: Scott Cable Management Company, Inc., a Connecticut corporation.

            Scott Management Fees: the management fees payable to Scott Management pursuant to Section 5 of the Management Agreement.

            Securities Act: the Securities Act of 1933, the Securities Exchange Act of 1934, any successor statute thereto, and the rules, regulations and legally binding policies of the Securities Exchange Commission promulgated thereunder, as amended and in effect from time to time.

            Security Agreement: a security agreement executed by Borrower in favor of Agent.

            Security Interests: the Liens in the Collateral granted to Agent pursuant to the Security Instruments and any other document now or hereafter executed by Borrower which purports to grant a Lien on the Property of Borrower in favor of Agent.

            Security Instruments: collectively, the Security Agreement, the Pledge Agreement, the Assignment of Leases, the Mortgages and the Assignment of Management Agreement.

            Shareholders: collectively, Scott Management, Media/Communications Partners Limited Partnership, a Delaware limited partnership, Chestnut Street Partners, Inc., a Massachusetts corporation, Milk Street Partners, Inc., a Massachusetts corporation, TA Investors, a Massachusetts general partnership, Northeast Ventures II, a Connecticut general partnership, Allstate Insurance Company, an Illinois insurance corporation, and the New Second PIK Note Indenture Trustee.

            Solvency Certificate: a solvency certificate executed by Borrower to Agent.

            Stated Rate: as defined in subsection 2.3.4.

            Subordinated Credit Instruments: the New Restructured Second Secured PIK Instruments and the New Restructured Third Secured PIK Instruments.

            Subordinated Creditors: the holders of the New Restructured Second Secured PIK Notes and the New Restructured Third Secured PIK Notes.

            Subordinated Indebtedness: all Indebtedness now or hereafter owed by Borrower to the Subordinated Creditors, whether pursuant to the Subordinated Credit Instruments or otherwise.

            Subordinated Liens: the Liens in the Collateral granted to the Trustees pursuant to the Subordinated Credit Instruments.

            Subordination Agreement: a subordination agreement among Agent, Borrower and the Trustees.

            Subscriber: any Person (i) with whom Borrower has a Subscription Agreement and (ii) who is not more than 60 days delinquent in the payment of any amounts due under such Subscription Agreement other than late fees. For purposes of this Loan Agreement, the number of Subscribers under Subscription Agreements covering multi-dwelling units or commercial buildings shall be equal to the aggregate monthly basic charges billed under such Subscription Agreements the payment of which is not more than 60 days delinquent divided by Borrower's monthly basic published charge for the area in which the applicable multi-dwelling unit or commercial building is located.

            Subscriber Base Certificate: a certificate in the form of Exhibit 1.1C executed by Borrower and delivered pursuant to subsection 6.3.1.

            Subscription Agreement: an agreement, whether written or oral, for the use of the System, which agreement (i) is in full force and effect and
      (ii) requires a monthly payment of not less than (A) if such agreement covers a single dwelling unit, Borrower's monthly basic published charge (reduced by a reasonable amount, not to exceed 10%, on account of senior citizen discounts, or by a reasonable amount for a reasonable period of time for promotional purposes) or (B) if such agreement covers a multi-dwelling unit or commercial spaces, the monthly charge which Borrower has negotiated for the use of the System by such multi-dwelling unit or commercial spaces.

            Subsidiary: any Person in which Borrower owns or controls, directly or indirectly, 25% or more of the securities or equity interests of such Person.

            System: the cable television system facilities of Borrower consisting of a set of closed transmission paths and associated signal generation, reception and control equipment (including one or more headends, trunk and lateral cables, subscriber drops, antennas, towers and subscriber devices), operated in the locations described in Exhibit 5.5.4.

            Term Loan: the loan to be made by Lenders to Borrower in the amount of $57,500,000 pursuant to Section 2.1.

            Term Note: a promissory note in the principal amount of $57,500,000 executed and delivered by Borrower to FINOVA to evidence the Term Loan, and any notes issued in substitution therefor pursuant to subsection 9.1.3.

            Termination Event: (i) a "Reportable Event" described in Section 4043 of ERISA for which the thirty day notice requirement has not been waived; or (ii) the withdrawal of Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2); or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or
      (v) any other event or condition which would constitute grounds under
      Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a lien pursuant to Section 412 of the Code or
      Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

            Trustees: collectively, the New Second PIK Note Indenture Trustee and the New Third PIK Note Indenture Trustee.

      1.2 Time Periods. In this Loan Agreement and the other Loan Instruments, in the computation of periods of time from a specified date to a later specified date, (i) the word "from" means "from and including," (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through," "end of" and "expiration" each mean "through and including." Unless otherwise specified, all references in this Loan Agreement and the other Loan Instruments to (i) a "month" shall be deemed to refer to a calendar month, (ii) a "quarter" shall be deemed to refer to a calendar quarter and (iii) a "year" shall be deemed to refer to a calendar year.

      1.3 Accounting Terms and Determinations. All accounting terms not specifically defined herein shall be construed, all accounting determinations hereunder shall be made and all financial statements required to be delivered pursuant hereto shall be prepared in accordance with GAAP as in effect at the time of such interpretation, determination or preparation, as applicable, except that interim financial statements shall not be required to contain footnotes and shall be subject to year-end adjustments. In the event that any Accounting Changes (as hereinafter defined) occur and such changes result in a change in the method of calculation of financial covenants, standards or terms contained in this Loan Agreement, then Borrower and Lenders agree to enter into negotiations to amend such provisions of this Loan Agreement so as to reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such amendments are agreed upon, all determinations shall be based upon GAPP prior to such Accounting Changes. For purposes hereof, "Accounting Changes" shall mean (i) changes in generally accepted accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto) or other appropriate authoritative body and (ii) changes in accounting principles as approved by the Accountants.

      1.4 References. All references in this Loan Agreement to "Article," "Section," "subsection," "subparagraph," "clause" or "Exhibit," unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause or Exhibit, as applicable, of this Loan Agreement.

      1.5 Lender's or Agent's Discretion. Whenever the terms "satisfactory to Lenders or Agent," "determined by Lenders or Agent," "acceptable to Lenders or Agent," "Lenders or Agent shall elect," "Lenders or Agent shall request," "at the option or election of Lenders or Agent," or similar terms are used in the Loan Instruments, except as otherwise specifically provided therein, such terms shall mean satisfactory to, at the election or option of, determined by, acceptable to or requested by Lenders or Agent, as applicable, in their or its sole and unlimited discretion.

      1.6 Borrower's Knowledge. Any statements, representations or warranties that are based upon the best knowledge of Borrower or an officer thereof shall be deemed to have been made after due inquiry by Borrower or an officer, as applicable, with respect to the matter in question.

                                   ARTICLE II

                           LOANS AND TERMS OF PAYMENT

      2.1 Term Loan.

            2.1.1 Amount and Disbursement. The Term Loan shall consist of a term loan from FINOVA to Borrower in the amount of $57,500,000. FINOVA shall disburse the Term Loan to or as directed by Borrower when all of the terms and conditions set forth in Article IV have been satisfied.

            2.1.2 Use of Proceeds. The proceeds of the Term Loan shall be used to provide funds to repay the Indebtedness to be Refinanced.

            2.1.3 Term Note. The Term Loan shall be evidenced by the Term Note.

            2.1.4 Reborrowing. Borrower shall not be entitled to reborrow any portion of the Term Loan which is repaid or prepaid.

      2.2 Revolving Loan.

            2.2.1 Amount and Disbursement. Subject to the terms and conditions of this Loan Agreement, during the period from the Closing Date to the Maturity Date Lenders agree to make a revolving loan to Borrower in an aggregate principal amount outstanding at any time not in excess of the Maximum Revolving Loan Commitment. Lenders shall disburse advances of the Revolving Loan to or as directed by Borrower subject to the conditions set forth in subsection 2.2.3.

            2.2.2 Reductions in Revolving Loan Commitment; Termination. The Revolving Loan Commitment shall be reduced by the amount of all (i) Net Sale Proceeds required to be applied to the Principal Balance of the Revolving Loan pursuant to subsection 2.7.2 and (ii) insurance proceeds applied to the Principal Balance of the Revolving Loan pursuant to subsection 6.6.2. The Revolving Loan Commitment shall terminate upon the prepayment in full of the Principal Balance of the Term Loan.

            2.2.3 Conditions of Disbursements. The obligation of each Lender to disburse advances of the Revolving Loan is subject to the satisfaction (or waiver) of the following conditions precedent:

                  (a) no Incipient Default or Event of Default shall exist;

                  (b) each such advance shall be in a minimum amount of $50,000 and integral multiples of $25,000 in excess of that amount; and

                  (c) Agent shall have received a Notice of Borrowing from
            Borrower in the form of Exhibit 2.2.3 with respect to each requested advance no later than 12:00 p.m., Phoenix time, at least two Business Days in advance of the proposed Funding Date with respect to such advance, which Funding Date shall be on a Business Day.

            2.2.4 Use of Proceeds. The proceeds of the Revolving Loan shall be used (i) to provide funds to repay the Indebtedness to be Refinanced, (ii) to make Capital Expenditures in connection with the expansion and improvement of the System, (iii) to pay transaction costs and (iv) for working capital and other corporate purposes.

            2.2.5 Revolving Note. The Revolving Loan shall be evidenced by the Revolving Note.

            2.2.6 Reborrowing. Subject to the conditions set forth in this
      Section 2.2, Borrower from time to time may reborrow all or any portion of the Revolving Loan which is repaid to the extent that the Principal Balance of the Revolving Loan after giving effect to such reborrowing will not exceed the Maximum Revolving Loan Commitment.

      2.3 Interest.

            2.3.1 Interest Rate. Except as provided in subsection 2.3.2, the Principal Balance shall bear interest at the Base Rate in effect from time to time plus the Applicable Margin. As used in this Loan Agreement, the term "Applicable Margin" for any quarter shall mean (i) 1.50% per annum if the Debt/Cash Flow Ratio calculated as of on the last day of the second quarter preceding such quarter is 4.50 or greater and (ii) 1.25% per annum if the Debt/Cash Flow Ratio calculated as of on the last day of the second quarter preceding such quarter is less than 4.50.

            2.3.2 Default Rate. During a Default Rate Period, Borrower's Obligations shall bear interest at the Default Rate.

            2.3.3 Interest Computation. Interest shall be computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which interest is being charged. In computing interest, the Funding Date shall be included and the date of payment shall be excluded.

            2.3.4 Maximum Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Instrument, Lenders shall not collect a rate of interest, including the Loan Fee, on any obligation or liability due and owing by Borrower to Lenders in excess of the maximum contract rate of interest permitted by applicable law ("Excess Interest"). All fees, charges, goods, things in action or any other sums or things of value (other than items (a), (b) and (c) below) paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to the Notes, this Loan Agreement, the other Loan Instruments or any other document or instrument in any way pertaining to the Loans, that, under the laws of the State of Arizona, may be deemed to be interest with respect to the Loans, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to the Loans shall be payable by Borrower and shall be deemed to be additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" with respect to the Loans shall be deemed to be increased by the rate of interest resulting from the Additional Sums. Lenders and Borrower agree that the interest laws of the State of Arizona shall govern the relationship among them and understand and believe that the transactions contemplated by the Loan Instruments comply with the usury laws of the State of Arizona, but in the event of a final adjudication to the contrary, Borrower shall be obligated to pay, nunc pro tunc, to Lenders only such interest as then shall be permitted by the laws of the state found to govern the contract relationship among Lenders and Borrower. For the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to a loan, the "contracted for rate of interest" for the Loans shall consist of the following: (a) interest calculated in accordance with the provisions of subsection 2.3.1; (b) the late charges calculated in accordance with the provisions of Section 2.5; (c) the Loan Fee; and (d) all Additional Sums, if any. Borrower agrees to pay an effective "contracted for rate of interest" which is the sum of items (a), (b), (c) and (d) above. If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Loan Agreement or any other Loan Instrument, then in such event (i) no Obligor shall be obligated to pay such Excess Interest, (ii) any Excess Interest collected by Lenders shall be, at Lenders' option, (A) applied to the Principal Balance or to accrued and unpaid interest not in excess of the maximum rate permitted by applicable law or (B) refunded to the payor thereof, (iii) the interest rates provided for herein (collectively, including, without limitation, the Loan Fee, the "Stated Rate") shall be automatically reduced to the maximum rate allowed from time to time under applicable law (the "Maximum Rate") and this Loan Agreement and the other Loan Instruments, as applicable, shall be deemed to have been, and shall be, modified to reflect such reduction, and (iv) neither Borrower nor any other Obligor shall have any action against Agent or Lenders for any damages arising out of the payment or collection of such Excess Interest; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Rate until such time as the total interest received by Lenders is equal to the total interest which Lenders would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Rate, in which event the provisions contained in this subsection 2.3.4 again shall apply.

      2.4 Principal and Interest Payments.

            2.4.1 Interest. Except as otherwise provided in subsections 2.7.1(b) and 2.7.2(c), interest on the Principal Balance shall be payable quarterly in arrears on the first Business Day of each quarter commencing with the quarter beginning April 1, 1997.

            2.4.2 Principal.

                  (a) Term Loan. The Principal Balance of the Term Loan shall be payable in consecutive quarterly installments on the first Business Day of each quarter commencing with the quarter beginning January, 1998 as follows:

                  Quarter Beginning       Amount of Installment
                  -----------------       ---------------------
                  January, 1998                 $262,500
                  April, 1998                   $262,500
                  July, 1998                    $262,500
                  October, 1998                 $262,500
                  January, 1999                 $387,500
                  April, 1999                   $387,500
                  July, 1999                    $387,500
                  October, 1999                 $387,500
                  January, 2000                 $525,000
                  April, 2000                   $525,000
                  July, 2000                    $525,000
                  October, 2000                 $525,000
                  January, 2001                 $650,000
                  April, 2001                   $650,000
                  July, 2001                    $650,000
                  October, 2001                 $650,000

            The remaining Principal Balance and all other sums which then are due and payable pursuant to the terms of the Loan Instruments shall be payable on the Maturity Date.

                  (b) Revolving Loan. The Principal Balance of the Revolving
            Loan shall be due and payable in full on the Maturity Date.

      2.5 Late Charges. If a payment of principal or interest to be made pursuant to this Loan Agreement becomes past due for a period in excess of five Business Days, Borrower shall pay on demand to Lenders a late charge of 2% of the amount of such overdue payment.

      2.6 Loan Fee. Borrower shall pay a loan fee to FINOVA on the Closing Date in the amount of $1,038,462, which shall be deemed to be fully earned and payable on the Closing Date. FINOVA shall credit the $300,000 deposit (net of expenses) previously paid by Borrower against the Loan Fee.

      2.7 Prepayments.

            2.7.1 Voluntary Prepayments of the Term Loan. Borrower at any time voluntarily may prepay in whole or in part the Principal Balance of the Term Loan, subject to the terms and conditions of subsection 2.7.3 and the following terms and conditions:

                  (a) Notice of Prepayment; Number and Amount of Prepayments.
            Not less than 20 days prior to the date upon which Borrower desires to make any voluntary prepayment of the Principal Balance of the Term Loan, Borrower shall deliver to Lenders notice of its intention to prepay, which notice shall state the prepayment date and the amount of the Principal Balance of the Term Loan to be prepaid. The amount of any partial prepayment of the Principal Balance of the Term Loan shall be not less than $100,000 or integral multiples thereof. A prepayment of the Principal Balance of the Term Loan shall not be made more frequently than once a month. If Borrower delivers to Lenders a notice of prepayment and fails to make such prepayment, Borrower shall reimburse Lenders on demand in the amount of any loss, cost and/or expense incurred by Lenders as a result of Lenders' reliance on such notice, including without limitation, any loss, cost or expense resulting from Lenders' contractual obligations in connection with the reinvestment of the amount indicated in such notice of prepayment.

                  (b) Additional Payments; Full Prepayment. Concurrently with any partial prepayment of the Principal Balance of the Term Loan pursuant to this subsection 2.7.1, Borrower shall pay to Lenders accrued and unpaid interest on the portion of the Principal Balance which is being prepaid to the date on which Lenders are in receipt of Good Funds, and any other sums which are due and payable pursuant to the terms of any of the Loan Instruments. Concurrently with the prepayment in full of the Term Loan Borrowers shall pay to Lenders all of the other of Borrower's Obligations.

                  (c) Application of Partial Prepayments. Any partial prepayment of the Principal Balance of the Term Loan pursuant to this subsection 2.7.1 shall be applied to the installments of the Principal Balance of the Term Loan in the inverse order of maturity.

            2.7.2 Mandatory Prepayments of the Loans.

                  (a) Excess Cash Flow Payments. Until the Loans are paid in full and the Revolving Loan Commitment is terminated, for each year commencing with the year 1997 Borrower shall pay to Lenders within 120 days after the end of such year an amount equal to the lesser of
            (i) 75% of the Excess Cash Flow for such year and (ii) the amount by which the Cash Equivalents as of December 31 of such year exceeds $750,000.

                  (b) Net Sale Proceeds. Until the Loans are paid in full and the Revolving Loan Commitment is terminated, Borrower shall pay to Lenders the amount of all Net Sale Proceeds upon receipt by Borrower of such Net Sale Proceeds. Borrower shall not be deemed in receipt of any Net Sale Proceeds required to be deposited in escrow to secure customary indemnities under the documents executed in connection with the Permitted Asset Sale giving rise to such Net Sale Proceeds until such Net Sale Proceeds are released from escrow to Borrower.

                  (c) Application of Mandatory Prepayments. Prepayments received by Lenders pursuant to this subsection 2.7.2 shall be applied in the following order of priority to the payment of: (i) any and all sums which are due and payable pursuant to the terms of the Loan Instruments, except the Principal Balance and accrued interest thereon, (ii) accrued and unpaid interest on the portion of the Principal Balance being prepaid, (iii) the installments of the Principal Balance of the Term Loan in the inverse order of maturity and (iv) the Principal Balance of the Revolving Loan.

            2.7.3 Prepayment Premium.

                  (a) Voluntary Prepayments of the Term Loan. Except as provided in subsections 2.7.3(b) and 2.7.4, concurrently with any prepayment of all or any part of the Principal Balance of the Term Loan, Borrower shall pay to Lenders a prepayment premium equal to a percentage of the amount of the Principal Balance prepaid, determined in accordance with the following schedule:

                                                  Percentage of Principal
                  Period of Prepayment               Balance Prepaid
                  --------------------               ---------------
                    First Loan Year                        4.0%
                    Second Loan Year                       3.0%
                    Third Loan Year                        2.0%
                    Thereafter                             0.0%

                  (b) Mandatory Prepayments from Net Sale Proceeds. Concurrently with any prepayment of the Principal Balance from Net Sale Proceeds, Borrower shall pay to Lenders a prepayment premium equal to a percentage of the amount of the Principal Balance prepaid, determined in accordance with the following schedule:

                                                  Percentage of Principal
                  Period of Prepayment               Balance Prepaid
                  --------------------               ---------------
                    First Loan Year                        4.0%
                    Second Loan Year                       1.0%
                    Thereafter                             0.0%

            2.7.4 No Prepayment Premium. No prepayment premium shall be payable with respect to prepayments (i) made pursuant to subsection 2.7.2(a), (ii) from any refinancing of the Loans made by Lenders, which refinancing shall be at Lenders' sole and absolute discretion or (iii) from insurance proceeds.

      2.8 Payments after Event of Default. All payments received by Lenders during the existence of an Event of Default shall be applied in accordance with
Section 8.4.

      2.9 Method of Payment; Good Funds. All payments to be made pursuant to the Loan Instruments by Borrower to (i) FINOVA shall be made by wire transfer of Good Funds to the account of FINOVA at Citibank, N.A., 399 Park Avenue, New York, New York, ABA 021000089, Credit: FINOVA Capital Corporation, Credit Account No. 40680477 or to such other account as FINOVA shall notify Borrower, and (ii) any other Lender shall be made by wire transfer of Good Funds to such account as such Lender shall notify Borrower.

                                   ARTICLE III

                                    SECURITY

      Borrower's Obligations shall be secured by a Lien upon all of the Collateral, which at all times shall be superior and prior to all other Liens, except Permitted Prior Liens.

                                   ARTICLE IV

                              CONDITIONS OF CLOSING

      The obligation of FINOVA to make the Loans shall be subject to the satisfaction of all of the following conditions on or before the Closing Date in a manner, form and substance satisfactory to FINOVA:

      4.1 Representations and Warranties. On the Closing Date the representations and warranties of each Obligor set forth in the Loan Instruments to which such Obligor is a party shall be true and correct.

      4.2 Confirmation. The Bankruptcy Court shall have entered the Confirmation Order.

      4.3 Minimum Operating Cash Flow of the System. Borrower shall demonstrate to the satisfaction of FINOVA that Operating Cash Flow for the consecutive twelve month period ending on June 30, 1996 was not less than $12,750,000.

      4.4 Appraisal. FINOVA shall have received an appraisal of the System prepared by Waller Capital Corporation indicating that the aggregate current fair market value of the System is not less than $110,000,000, which appraisal shall include a technical and operational review of the System satisfactory to FINOVA.

      4.5 Cash Equivalents. FINOVA shall have received evidence that Borrower has not less than $10,000,000 of Cash Equivalents on the Closing Date after making payment or provision for payment of all of its post-petition accounts payable which are past the due date of such accounts payable.

      4.6 Subscribers. FINOVA shall have received evidence that as of November 30, 1996 the aggregate number of Subscribers is not less than 74,750.

      4.7 Delivery of Documents. The following shall have been delivered to FINOVA, each duly authorized and executed, where applicable, and in form and substance satisfactory to FINOVA:

            (a) the Loan Instruments;

            (b) good standing certificates for Borrower from the respective States of Texas, New Mexico, Ohio, North Dakota, Colorado, California, Virginia, Arkansas, Louisiana, Nebraska and all other States (except those States where the failure to qualify would not have a Material Adverse Effect) in which the laws thereof require Borrower to be qualified to transact business, each dated a recent date prior to the Closing Date;

            (c) certified copies of (i) the Amended and Restated Articles of Incorporation, certified by the Secretary of State of Texas as of a recent date prior to the Closing Date; (ii) the by-laws of Borrower, certified as of the Closing Date by the corporate secretary of Borrower, and (iii) copies of resolutions adopted by the board of directors of Borrower authorizing the execution and delivery by Borrower of the Loan Instruments to which Borrower is a party and the consummation of the transactions contemplated thereby, certified as of the Closing Date by the corporate secretary of Borrower;

            (d) signature and incumbency certificates of the officers of Borrower executing the Loan Instruments;

            (g) certified copies or executed originals of each of the following:

                  (1) the Plan of Reorganization and the Confirmation Order;

                  (2) the Subordinated Loan Instruments;

                  (3) the Franchise Agreements;

                  (4) Franchisor Consents covering not less than 95% of all
            Subscribers;

                  (5) the Management Agreement;

                  (6) the Leases;

                  (7) the Licenses;

                  (8) the Operating Agreements (other than Pole Attachment
            Agreements and video programming distribution agreements); and

                  (9) all instruments and documents evidencing Permitted Senior
            Indebtedness existing as of the Closing Date;

            (h) a Landlord Consent and Waiver from each Landlord under each Lease;

            (i) the Pay-Off Letters; and

            (j) such other instruments, documents, certificates, consents, waivers and opinions as FINOVA reasonably may request.

      4.8 Performance; No Default. Each Obligor and each Subordinated Lender shall have performed and complied with all agreements and conditions contained in the Plan of Reorganization, the Confirmation Order and the Loan Instruments to be performed by or complied with by such Person prior to or at the Closing, and no Event of Default or Incipient Default shall then exist or result from the making of the Loans.

      4.9 Opinions of Counsel; Direction for Delivery. FINOVA shall have received (i) opinions dated the Closing Date from (A) Baer Marks & Upham LLP, counsel to Borrower, (B) Cole, Raywid & Braverman, special FCC counsel for Borrower and (C) such opinions of local counsel as FINOVA reasonably may request, in each case addressed to FINOVA, as a Lender and as Agent, in such form and covering such matters as FINOVA may require and (ii) copies of letters in form and substance satisfactory to FINOVA from Borrower addressed to the counsel described in clause (i), directing such counsel to deliver to FINOVA the foregoing opinions.

      4.10 Approval of Instruments and Security Interests. FINOVA shall have received evidence that the approval or consent shall have been obtained from all Governmental Bodies, including, without limitation, Franchisors, and all other Persons whose approval or consent is required to enable Obligors to enter into and perform their respective obligations under the Loan Instruments to which each such Person is a party and grant to Agent the Security Interests, except
(i) no approval or consent shall be required with respect to immaterial Operating Agreements, Pole Attachment Agreements or programming agreements and
(ii) Franchisor Consents shall not be required with respect to that portion of the System the Subscribers to which constitute not more than five percent of all Subscribers to the System.

      4.11 Security Interests. All filings of Uniform Commercial Code financing statements and all other filings and actions necessary to perfect and maintain the Security Interests as first, valid and perfected Liens in the Property covered thereby, subject only to Permitted Prior Liens, shall have been filed or taken and FINOVA shall have received such UCC, state and federal tax Lien, pending suit, judgment and other Lien searches as it deems necessary to confirm the foregoing.

      4.12 Environmental Audit. FINOVA shall have received an Environmental Audit with respect to each parcel of Real Property and Leasehold Property designated by FINOVA.

      4.13 Franchises and Licenses. FINOVA shall have received evidence that (i) Borrower is the franchisee of all Franchises and the licensee of all Licenses necessary for the operation of the System and (ii) such Licenses and Franchises are in full force and effect as of the Closing Date and no event has occurred which could result in the termination, revocation or non-renewal of any such License or Franchise.

      4.14 Financial Statements, Reports and Projections. FINOVA shall have received (i) the financial statements and projections described in Exhibit 5.7.1 and the projections described in Exhibit 5.7.2 and (ii) a subscriber base report in Borrower's internally generated form as of the later of September 30, 1996 or no more than two months prior to the Closing Date.

      4.15 Material Adverse Change. No event shall have occurred since the later of September 30, 1996 or two months prior to the Closing Date which has had or d since the later of September 30, 1996 or two months prior to the Closing Date which has had or could have a Material Adverse Effect.

      4.16 Use of Assets. FINOVA shall be satisfied that Borrower at all times shall be entitled to the use and quiet enjoyment of all Property necessary for the continued ownership and operation of the Cable Business conducted by Borrower, including, without limitation, the use of equipment, fixtures, Licenses, offices and means of ingress and egress thereto, and any easements or rights-of-way necessary to reach any material equipment or other material items necessary for the operation of such Cable Business.

      4.17 Broker Fees. If the services of a broker or other agent have been used in connection with the Loans, all fees owed to such broker or agent shall have been paid by Borrower and FINOVA shall have received evidence of such payment.

      4.18 Insurance.

            (a) Insurance. At least three Business Days prior to the Closing Date Borrower shall have delivered to FINOVA evidence satisfactory to FINOVA that all insurance coverage required pursuant to Section 6.6 is in full force and effect and all premiums then due thereon have been paid in full.

            (b) Real Property. Agent shall have received an ALTA mortgagee's policy of title insurance (ALTA Revised 1987 Form) in favor of Agent with respect to each parcel of Real Property covered by the Mortgages, issued by a title company and in an amount satisfactory to Agent, showing that Borrower has good and marketable title to such parcel and insuring that the Mortgage covering such parcel constitutes a valid Lien on such parcel, subject only to Permitted Prior Liens. Each policy shall insure over all survey and other general exceptions contained therein and shall include such affirmative endorsements as may be required by Agent.

      4.19 Indebtedness to be Refinanced. FINOVA shall have received evidence that the Indebtedness to be Refinanced will be paid in full concurrently with the Closing.

      4.20 Payment of Fees and Expenses. Borrower shall have paid the Loan Fee and all fees and expenses described in subsection 11.1.1 incurred in connection with the Loans.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Agent and Lenders as follows:

      5.1 Existence and Power. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas. Borrower is in good standing under the laws of the States of New Mexico, Ohio, North Dakota, Colorado, California, Virginia, Arkansas, Louisiana, Nebraska and each other jurisdiction in which the failure to be in good standing could have a Material Adverse Effect. Borrower has all requisite power and authority to own its Property and to carry on its business as now conducted and as proposed to be conducted following the Closing Date.

      5.2 Authority. Each Obligor has full power and authority to enter into, execute, deliver and carry out the terms of the Loan Instruments to which it is a party and to incur the obligations provided for therein, all of which have been approved by the Bankruptcy Court pursuant to the Plan of Reorganization and the Confirmation Order, have been duly authorized by all proper and necessary action and are not prohibited by the organizational instruments of such Obligor.

      5.3 Borrower Capital Stock, Subsidiaries and Related Matters.

            5.3.1 Borrower Capital Stock. There is set forth in Exhibit 5.3.1 a complete description of the Borrower Capital Stock. The Borrower Capital Stock is validly issued, fully paid and non-assessable, and has been issued and sold in compliance with the Plan of Reorganization and all applicable federal and state laws, rules and regulations, including, without limitation, all so-called "Blue-Sky" laws. Except as described in
      Exhibit 5.3.1, the Borrower Capital Stock is owned beneficially and of record by the Persons in the respective amounts and percentages set forth on Exhibit 5.3.1, free and clear of all Liens except the Security Interests.

            5.3.2 Subsidiaries. There is set forth in Exhibit 5.3.2 a complete list of each Subsidiary. Except as set forth on Exhibit 5.3.2 none of such Subsidiaries owns or shall hereafter own any Property or conducts or shall hereafter conduct any business.

            5.3.3 Restrictions. Borrower (i) is not a party to and has no knowledge of any agreements restricting the transfer of the Borrower Capital Stock, except the Loan Instruments and the Subordinated Credit Instruments, (ii) has not issued any rights which can be convertible into or exchangeable or exercisable for any of its capital stock, or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its capital stock or any securities convertible into or exchangeable or exercisable for any of its capital stock, except for the conversion of Class C Stock to Class A Stock pursuant to the Amended and Restated Articles of Incorporation and (iii) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock or any convertible rights or options. Borrower is not required to file, and Borrower has not filed, pursuant to the Securities Act, a registration statement relating to any class of debt or equity securities, except for the registration of the Class A Stock under the Securities Exchange Act of 1934.

      5.4 Binding Agreements. This Loan Agreement and the other Loan Instruments, when executed and delivered, will constitute the valid and legally binding obligations of each Obligor to the extent such Obligor is a party thereto, enforceable against such Obligor in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and
(ii) equitable principles (whether or not any action to enforce such document is brought at law or in equity).

      5.5 Business and Property of Borrower.

            5.5.1 Business and Property. Subject to the provisions of the applicable Cable Statutes and Regulations, upon the Closing Borrower will be the owner of all Property and the holder of all Leases, Licenses, Franchises, Franchise Agreements and Operating Agreements necessary to conduct the operations of the System in the places where it is now conducted except to the extent that the failure to own such Property or hold such Leases, Licenses, Franchises, Franchise Agreements or Operating Agreements would not have a Material Adverse Effect. Borrower does not engage or propose to engage in any business or activity other than the Cable Business.

            5.5.2 Licenses and Franchises. There is set forth in Exhibit 5.5.2 a description of all Licenses and Franchises which have been issued or assigned to Borrower. All of such Licenses and Franchises are, except as disclosed in Exhibit 5.5.2, in full force and effect and have been duly issued in the name of, or validly assigned to, Borrower, no default or breach exists thereunder and Borrower has full power and authority thereunder to operate the System.

            5.5.3 Operating Agreements. There is set forth in Exhibit 5.5.3 a description of all material Operating Agreements with respect to the System. All of such Operating Agreements are, except as disclosed in
      Exhibit 5.5.3, in full force and effect and no event has occurred which could result in the cancellation or termination of any such Operating Agreement or the imposition thereunder of any liability upon Borrower which could have a Material Adverse Effect.

            5.5.4 Facility Sites. There is set forth in Exhibit 5.5.4 the locations of the chief executive office of Borrower and all headends, earth stations, microwave facilities, tower installations, studios, offices and other material Property used in the operation of the System.

            5.5.5 Leases. There is set forth in Exhibit 5.5.5 a list of all Leases. Each Lease is in full force and effect, there has been no material default in the performance of any of its terms or conditions by any party thereto, and no claims of default have been asserted with respect thereto.

            5.5.6 Real Estate. There is set forth in Exhibit 5.5.6 a complete and accurate address and legal description of each parcel of Real Property. The present and contemplated use of the Leasehold Property and the Real Property is in compliance with all applicable zoning ordinances and regulations and other laws and regulations, the violation of which could have a Material Adverse Effect.

            5.5.7 Operation and Maintenance of Equipment. No Person owning or operating any equipment necessary for the operation of the System has used, operated or maintained the same in a manner which now or hereafter could result in the cancellation or termination of the right of Borrower to use or make use of the same or which could result in any material liability of Borrower for damages in connection therewith. All of the equipment and other tangible personal property owned by Borrower on the Closing Date is, in all material respects, in good operating condition and repair (subject to normal wear and tear and except for cable and equipment which in the ordinary course of business requires repair or replacement) and has been used, operated and maintained in substantial compliance with all applicable laws, rules and regulations.

            5.5.8 Ordinances. All Ordinances applicable to Borrower's Franchises are in full force and effect in accordance with their respective terms. The Franchises granted or assigned to Borrower have been duly and validly granted by the respective Franchisors in the jurisdictions in which the portion of the System covered thereby are located and the Ordinances applicable to such Franchises constitute the binding and enforceable obligations of the Franchisors in accordance with their respective terms, except to the extent pre-empted by Federal or state law.

            5.5.9 Indebtedness to be Refinanced. There is set forth in Exhibit
      5.5.9 a complete description of the Indebtedness to be Refinanced.

            5.5.10 Subordinated Indebtedness. There is set forth in Exhibit
      5.5.10 a complete description of the Subordinated Indebtedness.

      5.6 Title to Property; Liens. Borrower has (i) good title to all of its personal Property and insurable title to the Real Property, except (A) any License or Franchise which cannot be transferred without the consent of a Governmental Body, (B) any Operating Agreement which cannot be transferred without the consent of the other parties thereto and (C) the portion thereof consisting of a leasehold estate and (ii) a valid leasehold estate in each portion of its Property which consists of a leasehold estate. Upon the Closing all of such Property shall be free and clear of all Liens, except Permitted Liens. Upon the proper filing with the appropriate Governmental Bodies of the Mortgages and appropriate Uniform Commercial Code financing statements, the applicable Loan Instruments will create valid and perfected Liens in the Property described therein except the FCC Licenses (but including the proceeds thereof), subject only to Permitted Prior Liens.

      5.7 Projections and Financial Statements.

            5.7.1 Financial Statements. Borrower has delivered to FINOVA the financial statements described in Exhibit 5.7.1 pertaining to the operations of Borrower. Such financial statements present fairly in all material respects the results of operations of Borrower for the periods covered thereby and the financial condition of Borrower as of the dates indicated therein. All of such financial statements have been prepared in conformity with GAAP. To the best knowledge of Borrower there has been no change since June 28, 1996 which has had or could have a Material Adverse Effect. Borrower also has delivered to FINOVA a pro-forma balance sheet as of the Closing Date. Such pro-forma balance sheet, which assumes the consummation of the transactions contemplated by the Loan Instruments, presents fairly in all material respects the anticipated financial condition of Borrower as of the Closing Date.

            5.7.2 Projections. Borrower has delivered to FINOVA the projections described in Exhibit 5.7.2 of the future operations of Borrower. Such projections represent the good faith estimates of Borrower as of March 28, 1996 of Borrower's future financial performance. Borrower is not aware of any material changes thereto since March 28, 1996.

      5.8 Litigation. There is set forth in Exhibit 5.8 a description of all actions and suits, arbitration proceedings and claims pending or, to the best knowledge of Borrower, threatened against Borrower or maintained by Borrower at law or in equity or before any Governmental Body. None of the matters set forth in such Exhibit 5.8, if adversely determined, could have a Material Adverse Effect.

      5.9 Defaults in Other Agreements; Consents; Conflicting Agreements. Except as otherwise disclosed herein, Borrower is not in default under any agreement to which Borrower is a party or by which Borrower or any of its Property is bound, the effect of which default could have a Material Adverse Effect. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Body or any other Person which has not already been obtained, taken or filed, as applicable, is required (i) for the due execution, delivery or performance by Borrower of any of the Loan Instruments to which Borrower is a party, except for any consent required from a Governmental Body or any other Person in connection with the foreclosure of the Security Interests or
(ii) as a condition to the validity or enforceability of any of the Loan Instruments to which Borrower is a party or any of the transactions contemplated thereby or the priority of the Security Interests, except for certain filings to establish and perfect the Security Interests. No provision of any material mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on Borrower or affecting the Property of Borrower conflicts with, requires any consent which has not already been obtained with respect to (other than any required consents not already obtained, the lack of which could not have a Material Adverse Effect), or would in any way prevent the execution, delivery or performance of the terms of, any of the Loan Instruments or affect the validity or priority of the Security Interests. The execution, delivery or performance of the terms of the Loan Instruments will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of Borrower pursuant to the terms of any such mortgage, indenture, contract or agreement, other than the Loan Instruments.

      5.10 Taxes. Borrower has filed all tax returns required to be filed, and has paid, or made adequate provision for the payment of, all taxes shown to be due and payable on such returns or in any assessments made against Borrower, and no tax Liens have been filed and no claims are being asserted in respect of such taxes which are required by GAAP to be reflected in the financial statements of Borrower and are not so reflected therein. The charges, accruals and reserves on the books of Borrower with respect to all federal, state, local and other taxes are considered by the management of Borrower to be adequate, and there is no unpaid assessment which is or might be due and payable by Borrower or create a Lien against any of Borrower's Property, except such assessments as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP. None of the federal tax returns of Borrower are under audit.

      5.11 Compliance with Applicable Laws. Borrower is not in default in respect of any judgment, order, writ, injunction, decree or decision of any Governmental Body, which default could have a Material Adverse Effect. Except as otherwise provided herein, Borrower is in compliance in all material respects with all applicable statutes and regulations, including, without limitation, the Cable Statutes and Regulations, all Environmental Laws, ERISA, ADA and all laws and regulations relating to unfair labor practices, equal employment opportunity and employee safety, of all Governmental Bodies, a violation of which could have a Material Adverse Effect. No condemnation, eminent domain or expropriation has been commenced or, to the best knowledge of Borrower, threatened against the Property which Borrower will own upon the Closing.

      5.12 Patents, Trademarks, Franchises, Agreements. Upon the Closing Borrower will own, possess or have the right to use all material patents, trademarks, service marks, tradenames, copyrights, franchises and rights with respect thereto, necessary for the conduct of the Cable Business as proposed to be conducted by Borrower after the Closing Date, without any known conflict with the rights of others and, in each case, free of any Liens.

      5.13 FCC and Copyright Matters. Borrower (i) has duly and timely filed all reports, statements of account and other filings which are required to be filed by Borrower under the Cable Statutes and Regulations or any other applicable law, rule or regulation of any Governmental Body, the non-filing of which could have a Material Adverse Effect, (ii) is in compliance with all such laws, rules and regulations, the noncompliance with which could have a Material Adverse Effect and (iii) has paid all compulsory license fees required to be paid by it under the Cable Statutes and Regulations. All information provided by or on behalf of Borrower in any material filing with the FCC or the United States Copyright Office was, at the time of filing, true, complete and correct in all material respects when made, and the FCC or the United States Copyright Office, as applicable, has been notified of any substantial or significant changes in such information as may be required in accordance with applicable laws, rules and regulations.

      5.14 Environmental Matters. Borrower is in compliance with all applicable Environmental Laws, except where the failure to comply would not have a Material Adverse Effect, and no portion of the Real Property or Leasehold Property has been used as a land fill. There currently are not any known Hazardous Materials generated, manufactured, released, stored, buried or deposited over, beneath, in or on (or used in the construction and/or renovation of) the Real Property or Leasehold Property in violation of applicable Environmental Laws, which violation could have a Material Adverse Effect.

      5.15 Application of Certain Laws and Regulations. Neither Borrower nor Affiliate of Borrower is:

            5.15.1 Investment Company Act. An "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            5.15.2 Holding Company Act. A "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

            5.15.3 Foreign or Enemy Status. (i) An "enemy" or an "ally of an enemy" within the meaning of Section 2 of the Trading with the Enemy Act,
      (ii) a "national" of a foreign country designated in Executive Order No. 8389, as amended, or of any "designated enemy country" as defined in Executive Order No. 9095, as amended, of the President of the United States of America, in each case within the meaning of such Executive Orders, as amended, or of any regulation issued thereunder, (iii) a "national of any designated foreign country" within the meaning of the Foreign Assets Control Regulations or of the Cuban Assets Control Regulations of the United States of America (Code of Federal Regulations, Title 31, Chapter V, Part 515, Subpart B, as amended), or (iv) an alien or a representative of any alien or foreign government within the meaning of
      Section 310 of Title 47 of the United States Code.

            5.15.4 Regulations as to Borrowing. Subject to any statute or regulation which regulates the incurrence of any Indebtedness for Borrowed Money, including, without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

      5.16 Margin Regulations. None of the transactions contemplated by this Loan Agreement or any of the other Loan Instruments, including the use of the proceeds of the Loan, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X, and Borrower does not own or intend to carry or purchase any "margin security" within the meaning of such Regulation U or G.

      5.17 Other Indebtedness. Upon the Closing Borrower will have no Indebtedness for Borrowed Money, except (i) Borrower's Obligations, (ii) Subordinated Indebtedness and (iii) Permitted Senior Indebtedness permitted to exist as of the Closing Date pursuant to this Loan Agreement.

      5.18 No Misrepresentation. Neither this Loan Agreement nor any other Loan Instrument, certificate, information or report furnished or to be furnished by or on behalf of Borrower to Agent or any Lender pursuant hereto, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, known to or reasonably foreseen by Borrower after diligent inquiry, that could have a Material Adverse Effect that has not expressly been disclosed to FINOVA in writing.

      5.19 Employee Benefit Plans.

            5.19.1 No Other Plans. Neither Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plan other than those identified on Exhibit 5.19.1. Borrower has provided Agent accurate and complete copies of all contracts, agreements and documents described on Exhibit 5.19.1.

            5.19.2 ERISA and Code Compliance and Liability. Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA with respect to all Employee Benefit Plans except where failure to comply would not result in a material liability to Borrower and except for any required amendments for which the remedial amendment period as defined in
      Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 401(a) of the Code. No material liability has been incurred by Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

            5.19.3 Funding. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan on or before the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068 of ERISA with respect to any Pension Plan.

            5.19.4 Prohibited Transactions and Payments. Neither Borrower nor any ERISA Affiliate has: (i) knowingly engaged in a nonexempt "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under Section 412 of the Code.

            5.19.5 No Termination Event. No Termination Event has occurred or is reasonably expected to occur.

            5.19.6 ERISA Litigation. No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of Borrower, threatened concerning or involving any (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by Borrower or any ERISA Affiliate, (ii) Pension Plan or (iii) Multiemployer Plan.

      5.20 Employee Matters.

            5.20.1 Collective Bargaining Agreements; Grievances. (i) None of the employees of Borrower is subject to any collective bargaining agreement relating to their employment by Borrower, (ii) no petition for certification or union election is pending with respect to the employees of Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Borrower and
      (iii) there are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of Borrower, threatened against any Borrower by any of Borrower's employees, other than employee grievances or controversies arising in the ordinary course of business that could not in the aggregate have a Material Adverse Effect.

            5.20.2 Claims Relating to Employment. Neither Borrower nor, to Borrower's best knowledge, any employee of Borrower, is subject to any employment agreement or non-competition agreement with any former employer or any other Person which agreement could have a Material Adverse Effect due to (i) any information which Borrower would be prohibited from using under the terms of such agreement or (ii) any legal considerations relating to unfair competition, trade secrets or proprietary information.

      5.21 Burdensome Obligations. After giving effect to the transactions contemplated by the Loan Instruments Borrower will not be a party to or be bound by any franchise, agreement, deed, lease or other instrument, or be subject to any restriction, which is so unusual or burdensome so as to cause, in the foreseeable future, a Material Adverse Effect.

      5.22 Dwelling Units; Passes; Channel Capacity. As of the Closing Date, the System in the aggregate passes not less than 112,740 individual dwelling units and over 80% of the plant mileage of the System is capable of carrying at least 42 channels.

      5.23 Subscribers. As of the Closing Date, Borrower in the aggregate has not less than 74,750 Subscribers. The number of Subscribers for each "head-end" of Borrower is set forth on Exhibit 5.23.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      Until all of Borrower's Obligations are paid and performed in full Borrower agrees that it will:

      6.1 Legal Existence; Good Standing. Maintain its existence and its good standing in the jurisdiction of its formation and its qualification in each jurisdiction in which the failure so to qualify could have a Material Adverse Effect, and in any event in each jurisdiction in which any portion of the System is operated.

      6.2 Inspection. Permit representatives of Agent and Lenders at any time to
(i) visit its offices, (ii) examine its books and records and Accountants' reports relating thereto, (iii) make copies or extracts therefrom, (iv) discuss its affairs with its employees, (v) examine and inspect its Property and (vi) meet and discuss its affairs with the Accountants, and such Accountants, as a condition to their retention by Borrower, are hereby irrevocably authorized by Borrower to fully discuss and disclose all such affairs with Agent and Lenders. The representatives of Agent and each Lender shall conduct the activities described in this Section 6.2 at reasonable times and upon reasonable notice, provided, however, if an Event of Default or Incipient Default exists, such activities may be conducted at any time without notice.

      6.3 Financial Statements and Other Information. Maintain a standard system of accounting in accordance with GAAP and furnish to each Lender:

            6.3.1 Monthly Statements. As soon as available and in any event within (i) 30 days after the close of each month other than the last month of any quarter and (ii) 45 days after the close of the last month of any quarter:

                  (a) a copy of the balance sheet of Borrower as of the end of such month,

                  (b) statements of operations and Operating Cash Flow of
            Borrower for such month and for the period from the beginning of the then current year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding year, and

                  (c) a Subscriber Base Certificate as of the last day of such month,

      all in reasonable detail, containing such information as Lenders reasonably may require.

            6.3.2 Quarterly Certifications. The financial statements delivered to Lenders pursuant to subsection 6.3.1 for the last month of each quarter shall be certified by the President or Chief Financial Officer, to the best of his knowledge, as presenting fairly in all material respects the results of operations of Borrower for the period covered thereby and the financial condition of Borrower as of the dates indicated therein, subject to normal year-end adjustments.

            6.3.3 Annual Statements. As soon as available and in any event within 90 days after the close of each year:

                  (a) the balance sheet of Borrower as of the end of such year and the statements of operations, cash flows, shareholders' equity (collectively, the "Basic Financial Statements"), Operating Cash Flow of Borrower and Excess Cash Flow for such year setting forth in each case in comparative form the corresponding figures for the preceding year,

                  (b) an opinion of the Accountants which shall accompany the
            Basic Financial Statements, which opinion shall be unqualified as to going concern and scope of audit, stating that (i) the examination by the Accountants in connection with such Basic Financial Statements has been made in accordance with generally accepted auditing standards, (ii) such Basic Financial Statements have been prepared in conformity with GAAP and in a manner consistent with prior periods, and (iii) such Basic Financial Statements fairly present in all material respects the financial position and results of operations of Borrower, and

                  (c) a letter from the Accountants stating that the annual
            statements of Operating Cash Flow and Excess Cash Flow were prepared in accordance with the requirements of this Loan Agreement.

            6.3.4 Compliance Certificates. Each certification described in subsection 6.3.2 and the financial statements described in subsection
      6.3.3 shall be accompanied by a Compliance Certificate.

            6.3.5 Accountants' Certificate. Simultaneously with the delivery of the certified Basic Financial Statements required by subsection 6.3.3, copies of a certificate of the Accountants stating that (i) they have checked the computations delivered by Borrower in compliance with subsection 6.3.3, and (ii) in making the examination necessary for their audit of the Basic Financial Statements of Borrower for such year, nothing came to their attention of a financial or accounting nature that caused them to believe that (A) Borrower was not in compliance with the terms, covenants, provisions or conditions of any of the Loan Instruments, or (B) there shall have occurred any condition or event which would constitute an Event of Default, or, if so, specifying in such certificate all such instances of non-compliance and the nature and status thereof.

            6.3.6 Audit Reports. Promptly upon receipt thereof, a copy of each report, other than the reports referred to in subsection 6.3.3, including any so-called "Management Letter" or similar report, submitted to Borrower by the Accountants in connection with any annual, interim or special audit made by the Accountants of the books of Borrower.

            6.3.7 Business Plans. Not later than 30 days before the end of each year, except 1996 with respect to 1997, a business plan for the following year setting forth in reasonable detail the projected operations budget of the System for such year and such other information as Lenders reasonably may request, for such following year.

            6.3.8 Notice of Defaults; Loss. Prompt written notice if: (i) any Indebtedness of Borrower in excess of $50,000 is declared or shall become due and payable prior to its declared or stated maturity, or called and not paid when due, (ii) an event has occurred that enables the holder of any note, or other evidence of such Indebtedness, certificate or security evidencing any such Indebtedness of Borrower to declare such Indebtedness due and payable prior to its stated maturity, (iii) there shall occur and be continuing an Incipient Default or Event of Default, accompanied by a statement setting forth what action Borrower proposes to take in respect thereof, or (iv) any event shall occur which has or could have a Material Adverse Effect, including the amount or the estimated amount of any loss or depreciation or adverse effect.

            6.3.9 Notice of Suits, Adverse Events. Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming Borrower a party to any proceeding before any Governmental Body which could have a Material Adverse Effect and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order,
      (ii) any lapse or other termination of any license, permit, franchise, agreement or other authorization issued to Borrower by any Governmental Body or any other Person that is material to the operation of the Cable Business of Borrower, (iii) any refusal by any Governmental Body or any other Person to renew or extend any such license, permit, franchise, agreement or other authorization and (iv) any dispute between Borrower and any Governmental Body or any other Person, which lapse, termination, refusal or dispute referred to in clauses (ii) and (iii) above or in this clause (iv) could have a Material Adverse Effect.

            6.3.10 Reports to Shareholders, Creditors and Governmental Bodies.

                  (a) Promptly upon becoming available, copies of all financial statements, reports, notices and other statements sent or made available generally by Borrower to its shareholders, of all regular and periodic reports and all registration statements and prospectuses filed by Borrower with any securities exchange or with the Securities and Exchange Commission or any Governmental Body succeeding to any of its functions, and of all statements generally made available by Borrower or others concerning material developments in the business of Borrower.

                  (b) Promptly upon becoming available, copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Lender, and copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower.

            6.3.11 ERISA Notices and Requests.

                  (a) With reasonable promptness, and in any event within 30 days after occurrence of any of the following, Borrower will give notice of and/or deliver to Agent copies of: (i) the establishment of any new Employee Benefit Plan, Pension Plan or Multiemployer Plan; (ii) the commencement of contributions to any Employee Benefit Plan, Pension Plan or Multiemployer Plan to which Borrower or any of its ERISA Affiliates was not previously contributing or any increase in the benefits of any existing Employee Benefit Plan, Pension Plan or Multiemployer Plan; (iii) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by Borrower or any ERISA Affiliate with respect to such request; and (iv) the failure of Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or
            Section 412 of the Code by the due date.

                  (b) Promptly and in any event within 10 days of becoming aware of the occurrence of or forthcoming occurrence of any (i) Termination Event or (ii) "prohibited transaction", as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, Borrower will deliver to Agent a notice specifying the nature thereof, what action Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

                  (c) With reasonable promptness but in any event within 10 days after the occurrence of any of the following, Borrower will deliver to Agent copies of: (i) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code; (ii) all notices received by Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (iii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; and (iv) all notices received by Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. Borrower will notify Agent in writing within two Business Days of Borrower or any ERISA Affiliate that has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

            6.3.12 Other Information.

                  (a) Immediate notice of any change in, or termination of, the employment of Bruce A. Armstrong or the Chief Financial Officer, any change in the location of any Property of Borrower which is material to or necessary for the continued operation of Borrower's business, any change in the name of Borrower, any sale or purchase of Property outside the regular course of business of Borrower, and any change in the business or financial affairs of Borrower, which change could have a Material Adverse Effect.

                  (b) Notice that any competing provider of cable television service or any MDS or MMDS operator, other than those indicated on
            Exhibit 6.3.12, is operating within any area passed by the System and is offering service to dwelling units or commercial buildings passed by the System, promptly after Borrower becomes aware of such fact.

                  (c) Promptly upon request therefor, such other information and reports relating to the past, present or future financial condition, operations, plans and projections of Borrower as Lenders reasonably may request from time to time.

      6.4 Reports to Governmental Bodies and Other Persons. Timely file all material reports, statements of account, applications, documents, instruments and information required to be filed pursuant to all rules, regulations or requests of any Governmental Body or other Person having jurisdiction over the operation of the business of Borrower, including, but not limited to, such of the Loan Instruments as are required to be filed with any such Governmental Body or other Person pursuant to applicable rules and regulations promulgated by such Governmental Body or other Person, except where the failure to file will not have a Material Adverse Effect.

      6.5 Maintenance of Licenses, Franchises and Other Agreements. Deliver to Agent (i) at least 20 days' prior written notice of any proposed material amendment of any of its Franchises or FCC Licenses and (ii) (A) evidence of the filing of any application for renewal of any of its FCC Licenses or Franchises not less than the earlier of (1) 60 days prior to the expiration of such FCC License or Franchise or (2) the last day such application may be filed in accordance with applicable law and (B) copies of any petition to deny any such renewal application promptly after receipt thereof by Borrower.

      6.6 Insurance.

            6.6.1 Maintenance of Insurance. Maintain in full force and effect at all times such property, casualty, business interruption and other insurance required by the insurance letter agreement between Borrower and Agent, the form of which is attached hereto as Exhibit 6.6.1, all of which shall be written by insurers and in amounts and forms satisfactory to Agent and otherwise comply with the terms of such insurance letter agreement, and deliver to Agent evidence of compliance with this subsection 6.6.1 as Agent may require.

            6.6.2 Claims and Proceeds. Borrower shall direct all insurers under all policies of casualty and property insurance required to be maintained by Borrower pursuant to subsection 6.6.1 to pay all proceeds payable thereunder directly to Agent and Borrower hereby authorizes Agent to collect such proceeds; provided that so long as no Incipient Default or Event of Default exists and is continuing any proceeds payable thereunder in an aggregate amount of $100,000 or less may be paid directly to Borrower provided Borrower promptly uses such proceeds to pay for the cost of repair or replacement of the material Collateral subject to the applicable loss, damage, destruction or other casualty to at least equal value and substantially the same character as prior to such loss, damage, destruction or other casualty. Borrower irrevocably appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful attorney and agent in fact for the purpose of and with power to make, settle and adjust claims under such policies of insurance, endorse the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and to make all determinations and decisions with respect to such policies of insurance. Borrower acknowledges that such appointment of Agent as its attorney and agent in fact is a power coupled with an interest and therefore is irrevocable. Borrower shall promptly notify Agent of any material loss, damage, destruction or other casualty to the Collateral. Subject to the first sentence of this subsection 6.6.1, the insurance proceeds received on account of any loss, damage, destruction or other casualty (i) if any Incipient Default or Event of Default exists, at the option of Lenders shall be applied (A) as set forth in the following clause (ii) or (B) in reduction of Borrower's Obligations in the following order of priority: (1) first, to the payment of any and all sums which are then due and payable pursuant to the terms of the Loan Instruments, other than the Principal Balance and accrued and unpaid interest thereon, (2) next, to accrued and unpaid interest on the Principal Balance, (3) next, to the Principal Balance of the Term Loan in the inverse order of the maturity of the installments thereof and (4) then, to the Principal Balance of the Revolving Loan, or (ii) if no Incipient Default or Event of Default exists or if Lenders so elect, shall be held by Agent and applied to pay for the cost of repair or replacement of the Collateral subject to such loss, damage, destruction or other casualty, in which event such proceeds shall be made available in the manner and under such conditions as Agent may require. In the event the proceeds are to be applied to the repair or replacement of Collateral, the Collateral shall be so repaired or replaced as to be of at least equal value and substantially the same character as prior to such loss, damage, destruction or other casualty.

      6.7 Future Leases. Deliver to Agent, concurrently with the execution by Borrower, as lessee, of any lease pertaining to real property, (i) a copy thereof, (ii) at the option of Agent, either a leasehold mortgage upon or a collateral assignment of such lease in favor of Agent, in either case in form and substance satisfactory to Agent, and (iii) a Landlord Consent and Waiver in form and substance satisfactory to Agent from the lessor under such lease.

      6.8 Future Acquisitions of Real Property. Deliver to Agent concurrently with the (i) execution by Borrower of any contract relating to the purchase by Borrower of real property, an executed copy of such contract and (ii) closing of the purchase of such real property, (A) a first mortgage or deed of trust in favor of Agent on such real property, in form and substance satisfactory to Agent, (B) a lender's policy of title insurance, in such form and amount and containing such endorsements as shall be satisfactory to Agent, (C) an ALTA/ACSM survey of such real property and (D) such other documents and assurances with respect to such real property as Agent may require.

      6.9 Environmental Matters.

            6.9.1 Compliance. At all times comply with, and be responsible for, its obligations under all Environmental Laws applicable to the Real Property, the Leasehold Property and any other Property owned by Borrower or used by Borrower in the operation of Borrower's business, except where the failure to comply will not have a Material Adverse Effect. At its sole cost and expense, Borrower shall (i) comply in all respects with (A) any notice of any violation or administrative or judicial complaint or order having been filed against Borrower, any portion of any Leasehold Property or any other Property owned by Borrower or used by Borrower in the operation of its business alleging violations of any law, ordinance and/or regulation requiring Borrower to take any action in connection with the release, transportation and/or clean-up of any Hazardous Materials, and
      (B) any notice from any Governmental Body or any other Person alleging that Borrower is or may be liable for costs associated with a response or clean-up of any Hazardous Materials or any damages resulting from such release or transportation, or (ii) diligently contest in good faith by appropriate proceedings any demands set forth in such notices, provided
      (A) reserves in an amount satisfactory to Agent to pay the costs associated with complying with any such notice are established by

      Borrower and (B) no Lien would or will attach to the Property which is the subject of any such notice as a result of any compliance by Borrower which is delayed during any such contest. Promptly upon receipt of any notice described in the foregoing clause (i), Borrower shall deliver a copy thereof to Agent.

            6.9.2 Certification. Deliver to Agent, not later than January 31 of each year, an Environmental Compliance Certificate.

            6.9.3 Environmental Audit. At the request of Agent deliver to Agent an Environmental Audit with respect to any real property leased or acquired by Borrower referred to in Sections 6.7 and 6.8.

      6.10 Compliance with Laws. Comply with all Cable Statutes and Regulations and all other federal, state and local laws, ordinances, requirements and regulations and all judgments, orders, injunctions and decrees applicable to Borrower and its operations, the failure to comply with which could have a Material Adverse Effect.

      6.11 Taxes and Claims. Pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) upon the Property of Borrower, provided that so long as no Lien has attached to the Property of Borrower as a result of any of the foregoing, Borrower shall not be required by this Section 6.11 to pay any such amount if the same is being contested diligently and in good faith by appropriate proceedings and as to which Borrower has set aside reserves on its books satisfactory to Agent.

      6.12 Maintenance of Properties. Maintain all of its Properties necessary in the operation of its Cable Business in good working order and condition.

      6.13 Governmental Approvals. Upon the exercise by Agent and/or Lenders of any power, right or privilege pursuant to the provisions of any of the Loan Instruments requiring any consent, approval or authorization of any Governmental Body, Franchisor or Pole Attachment Authority (including, without limitation, transfers of Franchises, Licenses or Pole Attachment Agreements), promptly execute and cause the execution of all applications, certificates, instruments and other documents that Agent and/or Lenders may be required to obtain for such consent, approval or authorization.

      6.14 Future Franchise Agreements. Deliver to Agent, promptly after the execution by Borrower, as franchisee, of any Franchise Agreement (i) a copy thereof and (ii) a Franchisor Consent with respect thereto.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

      Until all of Borrower's Obligations are paid and performed in full, Borrower shall not, without the prior written consent of Agent:

      7.1 Borrowing. Create, incur, assume or suffer to exist any liability for Indebtedness for Borrowed Money except (i) Borrower's Obligations, (ii) the Subordinated Indebtedness and (iii) Permitted Senior Indebtedness.

      7.2 Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except Permitted Liens.

      7.3 Merger and Acquisition. Consolidate with or merge with or into any Person, or acquire directly or indirectly all or substantially all of the capital stock, equity interests or Property of any Person.

      7.4 Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, except liabilities arising from the endorsement of negotiable instruments for deposit or collection, the posting of bonds to secure performance to the extent necessary in connection with Borrower's Cable Business and similar transactions in the ordinary course of business.

      7.5 Distributions. Make any dividends, distributions or other shareholder expenditures with respect to the Borrower Capital Stock or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of, or make any other distribution by reduction of capital or otherwise in respect of, any of the Borrower Capital Stock.

      7.6 Capital Expenditures. Make or incur any Capital Expenditures for the period from the Closing Date through December 31, 1996 in excess of $1,000,000 or in any year after 1996 in excess of the amount set forth below opposite such year:

                  Year                          Amount
                  ----                          ------
                  1997                          $5,600,000
                  1998                          $4,600,000
                  1999                          $8,300,000
                  2000                          $7,300,000
                  2001                          $2,700,000;

provided that if the Capital Expenditures made or incurred by Borrower for the years 1997 or 1998 are less than the amounts set forth above opposite such year, Borrower may make or incur Capital Expenditures in the immediately succeeding year in an amount not to exceed the sum of (i) the amount set forth above opposite such succeeding year and (ii) the lesser of $1,000,000 or the amount by which the amount set forth above opposite the year 1997 or 1998, as applicable, exceeds the Capital Expenditures made or incurred by Borrower for the year 1997 or 1998, as applicable.

      7.7 Payments of Indebtedness for Borrowed Money. Make any (i) payment in respect of the Subordinated Indebtedness except to the extent permitted by the Subordination Agreement or (ii) voluntary or optional prepayment of any Indebtedness for Borrowed Money other than Borrower's Obligations.

      7.8 Obligations as Lessee Under Operating Leases. Enter into any arrangement as lessee of Property under any Operating Lease if the aggregate rentals for all such Operating Leases during any year would exceed $350,000.

      7.9 Investments, Loans. At any time purchase or otherwise acquire, hold or invest in the capital stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person, including, without limitation, any Affiliate, except (i) investments in direct obligations of, or instruments unconditionally guaranteed by, the United States of America or in certificates of deposit issued by a Qualified Depository, (ii) investments in commercial or finance paper which, at the time of investment, is rated "A" or better by Moody's Investors Service, Inc., or Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., respectively, or at the equivalent rate by any of their respective successors, (iii) any interests in any money market account maintained, at the time of investment, with a Qualified Depository, the investments of which, at the time of investment, are restricted to the types specified in clause (i) above, (iv) loans to employees of Borrower in the aggregate amount not to exceed $25,000 outstanding at any time and (v) investments in equity interests of programmers made available to Borrower by such programmers as an inducement to carry programming of such programmers, provided the aggregate cost of all such investments does not exceed $100,000 outstanding at any time. All investments permitted pursuant to clauses (i), (ii) and (iii) of this Section 7.9 shall have a maturity not exceeding one year.

      7.10 Fundamental Business Changes. Materially change the nature of its business or engage in any business other than the Cable Business.

      7.11 Facility Sites. Change the locations of its chief executive office or any headends, earth stations, microwave facilities, tower installations, studios, offices or other Property used in the operation of the System unless
(i) Agent shall have received at least 30 days' prior written notice thereof,
(ii) Borrower shall have complied with all applicable laws, rules and regulations and shall have received all required consents and approvals from any Governmental Body, including, without limitation, the FCC, (iii) Agent shall have received satisfactory evidence that such change could not reasonably be expected to materially adversely affect the operations or business prospects of Borrower and (iv) Borrower shall have executed and delivered to Agent any documents Agent may reasonably require in order to maintain the validity and priority of the Security Interests.

      7.12 Sale or Transfer of Assets. Sell, lease, assign, transfer or otherwise dispose of any Property (other than in the ordinary course of business) except for (i) the sale or disposition of (A) Property which is not material to or necessary for the continued operation of its business and (B) obsolete or unusable items of equipment which promptly are replaced with new items of equipment of like function and comparable value to the unusable items of equipment when the same were new or not obsolete or unusable, provided such replacement items of equipment shall become subject to the Security Interests and (ii) Permitted Asset Sales.

      7.13 Amendment of Documents. Amend, modify or waive any term or provision of its articles of incorporation or by-laws or the Management Agreement in any manner which adversely affects Lenders or agree to any amendment or modification of any term or provision of the Subordinated Credit Instruments which is prohibited by the Subordination Agreement.

      7.14 Acquisition of Additional Properties. Acquire any additional Property except such Property as is necessary to or useful in the operation of its business, provided such acquisitions shall be subject to the conditions and limitations set forth in this Loan Agreement.

      7.15 Issuance of Equity Interests. Issue or sell, permit to be issued or sold, or otherwise consent to the transfer of, any additional capital stock or any interests convertible into or exercisable for any such additional capital stock, except for the conversion of the Class C Stock to Class A Stock.

      7.16 Transactions with Affiliates. Sell, lease, assign, transfer or otherwise dispose of any Property to any Affiliate of Borrower, lease Property, render or receive services or purchase assets from any such Affiliate, or otherwise enter into any contractual relationship with any Affiliate of Borrower, except that Borrower may (i) receive management services from Scott Management under the terms of the Management Agreement and may pay to Scott Management (A) Scott Management Fees provided that the aggregate amount of all payments of Scott Management Fees with respect to any month does not exceed 4.5% of the gross revenues of Borrower for such month; except that any payment of Scott Management Fees with respect to December of any year may exceed 4.5% of the gross revenues of Borrower for such month so long as the aggregate amount of all payments of Scott Management Fees with respect to any year does not exceed 4.5% of the gross revenues of Borrower for such year and (B) reasonable out-of-pocket expenses and (ii) engage in such transactions with its Affiliates provided such transactions are in the ordinary course of business of Borrower and are under terms no less favorable to Borrower than could be obtained from an independent third party.

      7.17 Compliance with ERISA.

            (i) Engage in any Termination Event which would result in a liability to Borrower or any ERISA Affiliate in excess of $100,000;

            (ii) Cause the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $100,000;

            (iii) Cause any accumulated funding deficiency in excess of $100,000 (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, except to the extent waived;

            (iv) Fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $100,000;

            (v) Engage, or permit any ERISA Affiliate to engage, in any "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $100,000 is imposed;

            (vi) Establish any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to Borrower or any ERISA Affiliate or increase the obligation of Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to Borrower or any ERISA Affiliate; or

            (vii) Fail, or permit any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan of Borrower in compliance in all material respects with ERISA, the Code and all other applicable laws and regulations and interpretations thereof.

      7.18 Leverage Ratio. Permit the Debt/Cash Flow Ratio as of the last day of any quarter ending as of any date set forth below to be greater than the amount set forth opposite such date:

                  Date                                Amount
                  ----                                ------
                  December 31, 1996                   5.00
                  March 31, 1997                      5.00
                  June 30, 1997                       5.00
                  September 30, 1997                  4.75
                  December 31, 1997                   4.75
                  March 31, 1998                      4.75
                  June 30, 1998                       4.75
                  September 30, 1998                  4.50
                  December 31, 1998                   4.50
                  March 31, 1999                      4.50
                  June 30, 1999                       4.50
                  September 30, 1999                  4.25
                  December 31, 1999                   4.25
                  March 31, 2000                      4.25
                  June 30, 2000                       4.25

                  September 30, 2000                  4.25
                  December 31, 2000                   4.25
                  March 31, 2001                      4.25
                  June 30, 2001                       4.25
                  September 30, 2001                  4.25
                  December 31, 2001                   4.25

      7.19 Fixed Charge Coverage. Permit the ratio of Operating Cash Flow for any period set forth below to the sum for such period of all Capital Expenditures, Debt Service with respect to Borrower's Obligations (calculated on an accrual basis for the first four such periods) and income taxes paid (other than income taxes attributable to extraordinary gains) to be less than the amount set forth opposite such period:

                  Three Months Ended                  Amount
                  ------------------                  ------
                  March 31, 1997                      1.10

                  Six Months Ended                    Amount
                  ----------------                    ------
                  June 30, 1997                       1.10

                  Nine Months Ended                   Amount
                  -----------------                   ------
                  September 30, 1997                  1.10

                  Twelve Months Ended                 Amount
                  -------------------                 ------
                  December 31, 1997                   1.10
                  March 31, 1998                      1.10
                  June 30, 1998                       1.10
                  September 30, 1998                  1.10
                  December 31, 1998                   1.10
                  March 31, 1999                      1.05
                  June 30, 1999                       1.05
                  September 30, 1999                  1.05
                  December 31, 1999                   1.05
                  March 31, 2000                      1.05
                  June 30, 2000                       1.05
                  September 30, 2000                  1.05
                  December 31, 2000                   1.05
                  March 31, 2001                      1.05
                  June 30, 2001                       1.05
                  September 30, 2001                  1.05
                  December 31, 2001                   1.05

      7.20 Debt Service Coverage. Permit the ratio of Operating Cash Flow for any period set forth below to Debt Service with respect to Borrower's Obligations (calculated on an accrual basis for the first four such periods) for such period to be less than the amount set forth opposite such period:

                  Three Months Ended                  Amount
                  ------------------                  ------
                  March 31, 1997                      1.85

                  Six Months Ended                    Amount
                  ----------------                    ------
                  June 30, 1997                       1.85

                  Nine Months Ended                   Amount
                  -----------------                   ------
                  September 30, 1997                  1.85

                  Twelve Months Ended                 Amount
                  -------------------                 ------
                  December 31, 1997                   1.85
                  March 31, 1998                      1.85
                  June 30, 1998                       1.85
                  September 30, 1998                  1.85
                  December 31, 1998                   1.80
                  March 31, 1999                      1.80
                  June 30, 1999                       1.80
                  September 30, 1999                  1.80
                  December 31, 1999                   1.85
                  March 31, 2000                      1.85
                  June 30, 2000                       1.85
                  September 30, 2000                  1.85
                  December 31, 2000                   1.85
                  March 31, 2001                      1.85
                  June 30, 2001                       1.85
                  September 30, 2001                  1.85
                  December 31, 2001                   1.85

                                  ARTICLE VIII

                              DEFAULT AND REMEDIES

      8.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default under the Loan Instruments:

            8.1.1 Default in Payment. If Borrower shall fail to pay all or any portion of Borrower's Obligations when the same become due and payable; provided that any failure to pay the portion of any interest payment attributable to an increase in the Base

      Rate shall not constitute an Event of Default under the Loan Instruments until Borrower has received three Business Days' prior notice from Lenders of such increase.

            8.1.2 Breach of Covenants.

                  (a) If Borrower shall fail to observe or perform any covenant or agreement made by Borrower contained in Section 6.2, 6.6 or 6.9 or in Article VII;

                  (b) If Borrower shall fail to comply with its obligations
            pursuant to Section 6.1 and such failure shall continue for a period of 30 days after such failure occurs;

                  (c) If Borrower or any other Obligor shall fail to observe or perform any covenant or agreement (other than those referred to in subparagraphs (a) and (b) above or specifically addressed elsewhere in this Section 8.1) made by such Person in any of the Loan Instruments to which such Person is a party, and such failure shall continue for a period of 30 days after written notice of such failure is given by Lenders.

            8.1.3 Breach of Warranty. If any representation or warranty made by or on behalf of Borrower or any Obligor in or pursuant to any of the Loan Instruments or in any instrument or document furnished in compliance with the Loan Instruments shall prove to be false or misleading in any material respect on the date as of which made.

            8.1.4 Default Under Other Indebtedness for Borrowed Money. If (i) Borrower at any time shall be in default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness for Borrowed Money (other than Borrower's Obligations) beyond the grace period, if any, applicable thereto and the aggregate amount of such payments then in default beyond such grace period shall exceed $50,000 or (ii) any default shall occur in respect of any issue of Indebtedness for Borrowed Money of Borrower (other than Borrower's Obligations) outstanding in a principal amount of at least $200,000, or in respect of any agreement or instrument relating to any such issue of Indebtedness for Borrowed Money, and such default shall continue beyond the grace period, if any, applicable thereto.

            8.1.5 Bankruptcy.

                  (a) If Borrower shall (i) generally not be paying its debts as they become due, (ii) file, or consent, by answer or otherwise, to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for Borrower, or for any substantial part of the Property of Borrower or (v) be adjudicated insolvent.

                  (b) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of Borrower, a custodian, receiver, trustee or other officer with similar powers with respect to Borrower, or with respect to any substantial part of the Property belonging to Borrower, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower or if any petition for any such relief shall be filed against Borrower and such petition shall not be dismissed or stayed within 60 days.

            8.1.6 Judgments. If there shall exist a final judgment or award against Borrower which shall have been outstanding for a period of 30 days or more from the date of the entry thereof and shall not have been discharged in full or stayed pending appeal, if the aggregate amount of all such judgments and awards exceeds $100,000.

            8.1.7 Impairment of Licenses; Other Agreements. If (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any License or Franchise of Borrower, the non-continuation of which could have a Material Adverse Effect, or (B) enter a final order or decision to suspend, revoke, terminate or adversely modify any such License or Franchise or (ii) there shall exist any violation or default in the performance of, or a material failure to comply with any agreement, or condition or term of any License or Franchise, which violation, default or failure could reasonably be expected to have a Material Adverse Effect, or any such License or Franchise shall cease to be in full force and effect, or (iii) any Operating Agreement shall expire or be revoked or terminated and not replaced by a substitute acceptable to Lenders within 30 days after the date of such expiration, revocation or termination, and such expiration, revocation or termination and non-replacement could reasonably be expected to have a Material Adverse Effect.

            8.1.8 Collateral. If any material portion of the Collateral shall be seized or taken by a Governmental Body or Person, or Borrower shall fail to maintain or cause to be maintained the Security Interests and priority of the Loan Instruments as against any Person, or the title and rights of any Obligor to any material portion of the Collateral shall have become the subject matter of litigation which could reasonably be expected to result in impairment or loss of the security provided by the Loan Instruments.

            8.1.9 Interruption of Operations. If the transmitting operations of any portion of the System affecting more than 6,000 Subscribers of Borrower is interrupted at any time for more than 72 hours during any period of 10 consecutive days, unless the Borrower shall be entitled to receive with respect to such period of interruption (subject to a three day deductible) proceeds of business interruption insurance sufficient to assure that the per diem Operating Cash Flow of such portion of the System during such period is at least equal to 90% of its average per diem Operating Cash Flow for the twelve months preceding the initial date of interruption.

            8.1.10 Plans. If an event or condition specified in subsection
      6.3.11 hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of an ERISA Affiliate shall incur, a liability to a Plan or Multiemployer Plan or the PBGC (or any of them) which, in the reasonable judgment of Lender, could reasonably be expected to have a Material Adverse Effect.

            8.1.11 Change in Management. If at any time Bruce A. Armstrong shall die, become permanently disabled or cease, for a period of 60 days, to devote his full business time to the operation of Borrower's business, unless replaced by a person reasonably satisfactory to Lenders within 90 days after such death, disability or cessation.

      8.2 Acceleration of Borrower's Obligations. Upon the occurrence of:

            (a) any Event of Default described in clauses (ii), (iii), (iv) and
      (v) of subsection 8.1.5(a) or in 8.1.5(b), the Revolving Loan Commitment automatically shall terminate and all of Borrower's Obligations at that time outstanding automatically shall mature and become due, and

            (b) any other Event of Default, Lenders, at any time (unless such Event of Default shall have been waived in writing or remedied), at their option, without further notice or demand, may terminate the Revolving Loan Commitment and declare all of Borrower's Obligations due and payable, whereupon the Revolving Loan Commitment shall terminate and Borrower's Obligations immediately shall mature and become due and payable, all without presentment, demand, protest or notice (other than the declaration referred to in clause (b) above), all of which hereby are waived.

      8.3 Remedies on Default. If Borrower's Obligations have been accelerated pursuant to Section 8.2, Lenders, at their option, may:

            8.3.1 Enforcement of Security Interests. Enforce their rights and remedies under the Loan Instruments in accordance with their respective terms.

            8.3.2 Other Remedies. Enforce any of the rights or remedies accorded to Lenders and/or Agent at equity or law, by virtue of statute or otherwise.

      8.4 Application of Funds. Any funds received by Lenders or Agent pursuant to the exercise of any rights accorded to Lenders and/or Agent pursuant to, or by the operation of any of the terms of, any of the Loan Instruments, including, without limitation, insurance proceeds, condemnation proceeds or proceeds from the sale of Collateral, shall be applied to Borrower's Obligations in the following order of priority:

            8.4.1 Expenses. First, to the payment of (i) all reasonable fees and expenses actually incurred, including, without limitation, court costs, fees of appraisers, title charges, costs of maintaining and preserving the Collateral, costs of sale, and all other costs incurred by Lenders and Agent in exercising any rights accorded to such Persons pursuant to the Loan Instruments or by applicable law, including, without limitation, reasonable attorneys' fees, and (ii) all Liens superior to the Liens of Agent except such superior Liens subject to which any sale of the Collateral may have been made.

            8.4.2 Borrower's Obligations. Next, to the payment of the remaining portion of Borrower's Obligations in such order as Lenders may determine.

            8.4.3 Surplus. Any surplus, to the Person or Persons entitled thereto.

      8.5 Performance of Borrower's Obligations. If Borrower fails to (i) maintain in force and pay for any insurance policy or bond which Borrower is required to provide pursuant to any of the Loan Instruments, (ii) keep the Collateral free from all Liens except for Permitted Liens, (iii) pay when due all taxes, levies and assessments on or in respect of the Collateral, except as otherwise permitted pursuant to the terms hereof, (iv) make all payments and perform all acts on the part of Borrower to be paid or performed in the manner required by the terms hereof and by the terms of the other Loan Instruments with respect to any of the Collateral, including, without limitation, all expenses of protecting, storing, warehousing, insuring, handling and maintaining the Collateral, (v) keep fully and perform promptly any other of the obligations of Borrower hereunder or under any of the other Loan Instruments, and (vi) keep fully and perform promptly the obligations of Borrower with respect to any issue of Indebtedness for Borrowed Money secured by a Permitted Prior Lien, then Agent or Lenders may (but shall not be required to) procure and pay for such insurance policy or bond, place such Collateral in good repair and operating condition, pay, contest or settle such Liens or taxes or any judgments based thereon or otherwise make good any other aforesaid failure of Borrower. Borrower shall reimburse Agent and Lenders immediately upon demand for all reasonable sums paid or advanced on behalf of Borrower for any such purpose, together with reasonable and/or necessary costs and expenses (including reasonable attorneys' fees) paid or incurred by Agent and Lenders in connection therewith and interest on all sums advanced from the date of advancement until repaid to Agent and Lenders at the Default Rate. All such sums advanced by Agent and Lenders, with interest thereon, immediately upon advancement thereof, shall be deemed to be part of Borrower's Obligations.

                                   ARTICLE IX

                       ADDITIONAL LENDERS AND PARTICIPANTS

      9.1 Assignment to Other Lenders.

            9.1.1 Assignment. FINOVA may make one or more Loan Assignments, and each Assignee, with the prior written consent of FINOVA (which may be given or denied in the sole discretion of FINOVA), may make a Loan Assignment of the rights and obligations which were assigned to such Assignee. Each Loan Assignment shall be for not less than $5,000,000 of the Loans. Each Person making a Loan Assignment shall give prompt written notice thereof to Borrower.

            9.1.2 Effect of Loan Assignment. Each Assignee to which FINOVA makes a Loan Assignment, and each subsequent Assignee, to the extent of such Loan Assignment, shall have the same rights, benefits and obligations under the Loan Instruments as such Assignee would have had if such Assignee were an original party to the Loan Instruments.

            9.1.3 Substitution of Notes. Simultaneously with the delivery by any Lender to Borrower of any Note which is the subject of a Loan Assignment and which is marked "cancelled," Borrower shall execute and deliver to such Lender for delivery to (i) the Assignee to which such Loan Assignment is made, a promissory note payable to the order of such Assignee in an amount equal to the amount assigned to such Assignee, and (ii) such Lender making such Loan Assignment, a promissory note payable to the order of such assigning Lender in an amount equal to the amount retained by such Lender, each such Note to be substantially in the form of the canceled Note.

            9.1.4 Inspections. Any action which any Assignee shall desire to undertake pursuant to Section 6.2 of the Loan Agreement shall be coordinated by such Assignee through Agent, and Agent shall accompany each such Assignee which desires to undertake any such action pursuant to such
      Section 6.2.

      9.2 Participations. Each Lender shall have the right to sell Participations. In the event of the sale of a Participation, the obligations of the Lender selling such a Participation shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any Note which previously has been delivered to Lender pursuant to the terms of this Loan Agreement, and Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Loan Agreement. Notwithstanding the sale of any Participation, all amounts payable by Borrower pursuant to the terms of the Loan Instruments shall be determined as if no such Participation had been sold. No Participant shall be entitled to require a Lender to take or omit to take any action pursuant to the Loan Instruments except as provided in the Participation Agreement executed by and between the Participant and such Lender.

      9.3 Appointment and Function of Agent. FINOVA is hereby appointed as Agent hereunder to act in such capacity on behalf of all Lenders under this Loan Agreement and the other Loan Instruments. FINOVA agrees that it shall continue to act as Agent throughout the term of the Loan. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any other Person. Notwithstanding the appointment of FINOVA as Agent hereunder, Agent shall have the same rights hereunder as any other Lender, and may exercise such rights as though FINOVA had not been appointed as Agent hereunder.

      9.4 Set Off and Sharing of Payments. Upon the occurrence of any Event of Default and the acceleration of Borrower's Obligations, each Lender is authorized by Borrower, at any time or from time to time thereafter, without notice to Borrower or to any other Person, to set off and to appropriate and apply any and all balances held by such Lender for the account of Borrower, and any other Property at any time held or owing by such Lender to or for the credit or for the account of Borrower, against and on account of any of Borrower's Obligations which are not paid when due. Borrower agrees that (i) each Lender may exercise its right to set off with respect to amounts in excess of such Lender's share of Borrower's Obligations and may sell Participations in such excess to other Lenders and (ii) any Lender so purchasing a Participation in the Loan made or other of Borrower's Obligations held by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such Participation as fully as if such Lender were a direct holder of the Loan and other of Borrower's Obligations in the amount of such Participation.

      9.5 Lenders' Decisions. Until a Loan Assignment is made, all Lenders' Decisions shall be made solely by FINOVA. After a Loan Assignment is made, any Lenders' Decisions which may be made pursuant to the Loan Instruments by Lenders or as to which the Lenders shall have the right to consent shall be made as set forth in the applicable Lender Addition Agreements but in any event by not less than 51% of all Lenders nor more than 66.67% of all Lenders, except that the unanimous consent of all Lenders shall be required to (i) increase the Revolving Loan Commitment or the Principal Balance of the Term Loan, (ii) compromise the Principal Balance or alter the rate of interest payable on or fees payable with respect to the Loans, (iii) postpone any date fixed for any payment of principal or interest on any Loan, (iv) amend or modify this Section 9.5 or (iv) release any of the Security Interests except in connection with a Permitted Asset Sale or other disposition permitted under Section 7.12.

                                    ARTICLE X

                                     CLOSING

      The Closing Date shall be such date as the parties shall determine, and the Closing shall take place on such date, provided all conditions for the Closing as set forth in this Loan Agreement have been satisfied or otherwise waived by FINOVA. The Closing shall take place at the office of Baer Marks & Upham LLP, 805 Third Avenue, New York, New York, or such other place as the parties hereto shall agree. Unless the Closing occurs on or before December 31, 1996, this Loan Agreement shall terminate and be of no further force or effect and, except for any obligation of Borrower to FINOVA pursuant to Article XI, none of the parties hereto shall have any further obligation to any other party.

                                   ARTICLE XI

                             EXPENSES AND INDEMNITY

      11.1 Attorneys' Fees and Other Fees and Expenses. Whether or not any of the transactions contemplated by this Loan Agreement shall be consummated, Borrower agrees to pay to Agent and Lenders on demand all expenses incurred by Agent and Lenders in connection with the transactions contemplated hereby other than any Loan Assignment or Participation and in connection with any amendments, modifications or waivers (whether or not the same become effective) under or in respect of any of the Loan Instruments, including, without limitation:

            11.1.1 Fees and Expenses for Preparation of Loan Instruments. All expenses, disbursements (including, without limitation, charges for required mortgagee's


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

      title insurance, lien searches, reproduction of documents, long distance telephone calls and overnight express carriers) and reasonable attorneys' fees, actually incurred by Agent and Lenders in connection with the (i) preparation and negotiation of the Loan Instruments or any amendments, modifications or waivers thereto or any documents delivered pursuant thereto and (ii) administration of the Loans.

            11.1.2 Fees and Expenses in Enforcement of Rights or Defense of Loan Instruments. Any expenses or other costs, including reasonable attorneys' fees and expert witness fees, actually incurred by Agent or Lenders in connection with the enforcement or collection against any Obligor of any provision of any of the Loan Instruments, and in connection with or arising out of any litigation, investigation or proceeding instituted by any Governmental Body or any other Person with respect to any of the Loan Instruments, whether or not suit is instituted, including, but not limited to, such costs or expenses arising from the enforcement or collection against any Obligor of any provision of any of the Loan Instruments in workout or restructuring any state or federal bankruptcy or reorganization proceeding.

      11.2 Indemnity. Borrower agrees to indemnify and save Agent and Lenders harmless of and from the following:

            11.2.1 Brokerage Fees. The fees, if any, of brokers and finders engaged by Borrower.

            11.2.2 General. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred by Agent or Lenders in investigating, preparing for, defending against, providing evidence, producing documents or taking other action in respect of any commenced or threatened litigation, administrative proceeding, suit instituted by any Person or investigation under any law, including any federal securities law, the Bankruptcy Code, any relevant state corporate statute or any other securities law, bankruptcy law or law affecting creditors generally of any jurisdiction, or any regulation pertaining to any of the foregoing, or at common law or otherwise, relating, directly or indirectly, to the transactions contemplated by or referred to in, or any other matter related to, the Loan Instruments, whether or not Agent or any Lender is a party to such litigation, proceeding or suit, or is subject to such investigation.

            11.2.3 Operation of Collateral; Joint Venturers. Any loss, cost, liability, damage or expense (including reasonable attorneys' fees and expenses) incurred in connection with the ownership, operation or maintenance of the Collateral, the construction of Agent or any Lender and Borrower as having the relationship of joint venturers or partners or the determination that Agent or any Lender has acted as agent for Borrower.

            11.2.4 Environmental Indemnity. Any and all claims, losses, damages, response costs, clean-up costs and expenses suffered and/or incurred at any time by Agent or any Lender arising out of or in any way relating to the existence at any time of any Hazardous Materials in, on, under, at, transported to or from, or used in the construction and/or renovation of, any of the Real Property or Leasehold Property, or otherwise with respect to any Environmental Law, and/or the failure of Borrower to perform its obligations and covenants hereunder with respect to environmental matters, including, but not limited to: (i) claims of any Persons for damages, penalties, response costs, clean-up costs, injunctive or other relief, (ii) costs of removal and restoration, including fees of reasonable attorneys and experts, and costs of reporting the existence of Hazardous Materials to any Governmental Body, and (iii) any expenses or obligations, including attorneys' fees and expert witness fees, incurred at, before and after any trial or other proceeding before any Governmental Body or appeal therefrom whether or not taxable as costs, including, without limitation, witness fees, deposition costs, copying and telephone charges and other expenses, all of which shall be paid by Borrower to Agent or such Lender when incurred by Agent or such Lender.

                                   ARTICLE XII

                                  MISCELLANEOUS

      12.1 Notices. All notices and communications under this Loan Agreement shall be in writing and shall be (i) delivered in person, (ii) sent by telecopy, or (iii) mailed, postage prepaid, by regular mail if a financial statement required pursuant to subsection 6.3.1 and 6.3.3, and if other than such financial statements either by registered or certified mail, return receipt requested, or by overnight express carrier, addressed in each case as follows:

      To Borrower:                 Scott Cable Communications, Inc.
                                   Four Landmark Square, Suite 302
                                   Stamford, Connecticut 06901
                                   Attention: Bruce A. Armstrong
                                              Chief Executive Officer
                                   Telecopy No.: (203) 325-3110

      Copies of all notices and
      communications other than
      financial statements and
      Notices of Borrowing to:     Baer Marks & Upham LLP
                                   805 Third Avenue
                                   New York, New York 10022
                                   Attention: Stanley E. Bloch, Esq.
                                   Telecopy No.: (212) 702-5941

      To Lender:                   FINOVA Capital Corporation
                                   311 South Wacker Drive, Suite 4400
                                   Chicago, Illinois  60606
                                   Attention: Jeffrey S. Kilrea
                                              Vice President
                                   Telecopy No.: (312) 322-3530


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

      Copies of all notices and
      communications other than
      financial statements and
      Notices of Borrowing to:     FINOVA Capital Corporation
                                   1850 N. Central Avenue
                                   Phoenix, Arizona  85077
                                   Attention: Vice President, Law
                                   Telecopy No.: (602) 207-5036

                                              and

                                   Katten Muchin & Zavis
                                   525 West Monroe Street, Suite 1600
                                   Chicago, Illinois  60661
                                   Attention: Maurice Jacobs, Esq.
                                   Telecopy No.: (312) 902-1061

or to any other address or telecopy number, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 12.1 shall be deemed received
(i) if personally delivered, then on the Business Day of delivery, (ii) if sent by telecopy before 2:00 p.m. Phoenix time, on the day sent if a Business Day or if such day is not a Business Day or if sent after 2:00 p.m. Phoenix time, then on the next Business Day, (iii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iv) if sent by registered or certified mail, on the earlier of the fifth Business Day following the day sent or when actually received. Any notice by telecopy shall be followed by delivery on the next Business Day by overnight, express carrier or by hand, except that Notices of Borrowing sent by telecopy shall be followed by delivery by first class mail.

      12.2 Survival of Loan Agreement; Indemnities. All covenants, agreements, representations and warranties made in this Loan Agreement and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loans and the execution and delivery to Lenders of the Notes and of all other Loan Instruments, and shall continue in full force and effect so long as any of Borrower's Obligations remain outstanding, unperformed or unpaid. Notwithstanding the repayment of all amounts due under the Loan Instruments, the cancellation of the Notes and the release and/or cancellation of any and all of the Loan Instruments or the foreclosure of any Liens on the Collateral, the obligations of Borrower to indemnify Agent and Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 11.2 shall survive until all applicable statute of limitations periods with respect to actions which may be brought against Agent or any Lender have run.

      12.3 Further Assurance. From time to time, Borrower shall execute and deliver to Agent and Lenders such additional documents as Lenders reasonably may require to carry out the purposes of the Loan Instruments and to protect Lenders' rights thereunder, including, without limitation, using its diligent efforts in the event any Collateral is to be sold to secure the approval by any Governmental Body of any application required by such Governmental Body in connection with such sale, and not take any action inconsistent with such sale or the purposes of the Loan Instruments.

      12.4 Taxes and Fees. Should any tax (other than taxes based upon the net income of any Lender), recording or filing fees become payable in respect of any of the Loan Instruments, or any amendment, modification or supplement thereof, Borrower agrees to pay the same on demand, together with any interest or penalties thereon attributable to any delay by Borrower in meeting any Lender's demand, and agrees to hold Lenders harmless with respect thereto.

      12.5 Severability. In the event that any provision of this Loan Agreement is deemed to be invalid by reason of the operation of any law, including, but not limited to, any of the rules and regulations and policies of the FCC, or by reason of the interpretation placed thereon by any court or the FCC or any other Governmental Body, as applicable, this Loan Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

      12.6 Waiver. No delay on the part of Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance between the parties hereto, or preclude the exercise of any other right, power or privilege.

      12.7 Modification of Loan Instruments. No modification or waiver of any provision of any of the Loan Instruments shall be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

      12.8 Captions. The headings in this Loan Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

      12.9 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

      12.10 Remedies Cumulative. All rights and remedies of Agent and Lenders pursuant to this Loan Agreement, any other Loan Instruments or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. Neither Agent nor any Lender shall be required to prosecute collection, enforcement or other remedies against any Obligor before proceeding against any other Obligor or to enforce or resort to any security, liens, collateral or other rights of Agent or Lenders. One or more successive actions may be brought against Borrower and/or any other Obligor, either in the same action or in separate actions, as often as Lenders deem advisable, until all of Borrower's Obligations are paid and performed in full.

      12.11 Entire Agreement; Conflict. This Loan Agreement and the other Loan Instruments executed prior or pursuant hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof. In the event of a conflict between the terms and conditions set forth herein and the terms and conditions set forth in any other Loan Instrument, the terms and conditions set forth herein shall govern.

      12.12 APPLICABLE LAW. THE LOAN INSTRUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF NEW YORK.

      12.13 JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN INSTRUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF MARICOPA COUNTY, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA OR, IF AGENT OR ANY LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH AGENT OR SUCH LENDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY AGENT OR ANY LENDER IN ANY OF SUCH COURTS, AND HEREBY AGREES THAT PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN MAY BE SERVED IN THE MANNER PROVIDED FOR NOTICES HEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO
SECTION 12.1. BORROWER WAIVES ANY CLAIM THAT MARICOPA COUNTY, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. TO THE EXTENT PROVIDED BY LAW, SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS
SECTION 12.13 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY AGENT OR ANY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

      12.14 WAIVER OF RIGHT TO JURY TRIAL. AGENT, LENDERS AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN INSTRUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE

THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

      12.15 TIME OF ESSENCE. TIME IS OF THE ESSENCE FOR THE PERFORMANCE BY BORROWER OF THE OBLIGATIONS SET FORTH IN THIS LOAN AGREEMENT AND THE OTHER LOAN INSTRUMENTS.

      12.16 Estoppel Certificate. Within 15 days after Agent or any Lender requests Borrower to do so, Borrower will execute and deliver to Agent or such Lender a statement certifying (i) that this Loan Agreement is in full force and effect and has not been modified except as described in such statement, (ii) the date to which interest on the Notes has been paid, (iii) the Principal Balance,
(iv) whether or not to its knowledge an Incipient Default or Event of Default has occurred and is continuing, and, if so, specifying in reasonable detail each such Incipient Default or Event of Default of which it has knowledge, (v) whether to its knowledge it has any defense, setoff or counterclaim to the payment of the Notes in accordance with their terms, and, if so, specifying each defense, setoff or counterclaim of which it has knowledge in reasonable detail (including where applicable the amount thereof), and (vi) as to any other matter reasonably requested by Agent or such Lender.

      12.17 Consequential Damages. Neither Agent nor any Lender nor any agent or attorney of Agent or such Lender shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Borrower's Obligations.

      12.18 Counterparts. This Loan Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

      12.19 No Fiduciary Relationship. No provision in this Loan Agreement or in any other Loan Instrument, and no course of dealing among the parties hereto, shall be deemed to create any fiduciary duty by Agent or any Lender to Borrower.

      12.20 Notice of Breach by Agent and Lenders. Borrower agrees to give Agent and each Lender written notice of (i) any action or inaction by Agent or any Lender or any agent or attorney of Agent or such Lender in connection with the Loan Instruments that may be actionable against Agent or such Lender or any agent or attorney of Agent or such Lender or (ii) any defense to the payment of Borrower's Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty implied by law. Borrower agrees that unless such notice is fully given as promptly as possible (and in any event within 30 days) after Borrower has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action, inaction or defense, Borrower shall not assert, and Borrower shall be deemed to have waived, any claim or defense arising therefrom.

      12.21 Governmental Approval. Notwithstanding anything to the contrary contained herein or in any other Loan Instrument, no party hereto shall take any action that would constitute or result in the transfer or assignment of any FCC license, or other license, permit


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

or authority issued by any Governmental Body, or a transfer of control over any such license, permit or authorization, if such assignment or transfer would require the prior approval of and/or notice to any Governmental Body, without such party first having notified such Governmental Body of any such assignment or transfer and, if required, obtaining the approval of such Governmental Body therefor.

                [remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, this Loan Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

                                   SCOTT CABLE COMMUNICATIONS, INC.,
                                   a Texas corporation


                                   By: /s/ Bruce A. Armstrong
                                       ---------------------------------
                                       Bruce A. Armstrong
                                       Chief Executive Officer


                                   FINOVA CAPITAL CORPORATION, a
                                   Delaware corporation


                                   By: /s/ Jeffrey S. Kilrea
                                       ---------------------------------
                                       Jeffrey S. Kilrea
                                       Vice President


                                       62